Pursuant to Rule 424(b)(5)

Registration No. 333-286705

Prospectus Supplement

(To Prospectus dated April 30, 2025)

YY Group Holding Limited

Up to $11,880,000 Aggregate Principal Amount of 8% OID Convertible Promissory Notes

Warrants to purchase up to 161,500,814 Class A Ordinary Shares

129,200,652 Class A Ordinary Shares Underlying 8% OID Convertible Promissory Notes

161,500,814 Class A Ordinary Shares Underlying Warrants

This is an offering of the securities of YY GROUP HOLDING LIMITED (the “Company”, “we”, “our”, “us”, “YY”), a British Virgin Islands company.

This prospectus supplement and the accompanying base prospectus relates to an offering of an aggregate of (i) up to $11,880,000 aggregate principal amount of a series of unsecured 8% original discount (“OID”) convertible promissory notes (the “Convertible Notes”) to Ault Lending, LLC (the “Lead Investor”) and the other purchasers party to the Purchase Agreement described below (collectively, the “Investors”), (ii) up to 129,200,652 of our Class A ordinary shares, no par value (“Class A Ordinary Shares”), issuable from time to time upon conversion of the Convertible Notes, (iii) warrants to purchase up to 161,500,814 Class A Ordinary Shares (“Warrants”), and (iv) up to 161,500,814 Class A Ordinary Shares issuable from time to time upon exercise of the Warrants.

On February27, 2026, we entered into a Securities Purchase Agreement with the Investors (the “Purchase Agreement”) providing for the purchase by the Investors of the Convertible Notes and Warrants offered hereby. The Convertible Notes, when issued, will constitute unsecured obligations of the Company and will be issued in two tranches. At the initial closing of this offering, subject to the terms and conditions of the Purchase Agreement, we will issue to the Investors (i) one or more Convertible Notes in the aggregate principal amount of $5,940,000 (the “Initial Tranche”), reflecting net proceeds prior to expenses and fees in connection with the offering of up to $5,500,000 after giving effect to the 8% OID, and (ii) Warrants to purchase up to 161,500,814 Class A Ordinary Shares. On or prior to the thirtieth (30th) calendar day following the date of the Purchase Agreement (or if such day is not a trading day, on the next succeeding trading day), subject to the terms and conditions set forth therein, we will issue to the Investors (i) one or more additional Convertible Notes in the aggregate principal amount of $5,940,000 (the “Second Tranche”), reflecting net proceeds prior to expenses and fees in connection with the offering of up to $5,500,000 after giving effect to the 8% OID, and (ii) Warrants to purchase up to 161,500,814 Class A Ordinary Shares.

The Convertible Notes carry an 8% OID and have a term of 24 months from the original issuance date (the “Maturity Date”). In addition to the 8% OID, the Convertible Notes bear interest at a rate of 10% per annum, payable in cash upon the Maturity Date or in Class A Ordinary Shares upon the earlier conversion of the Convertible Notes, unless an event of default occurs, in which case the interest rate shall be increased to eighteen percent (18%) per annum, payable in cash in arrears on the first trading day of each calendar month during the continuance of such event of default.

The Convertible Notes are convertible at the option of the holder into Class A Ordinary Shares at any time after their issuance. The conversion price is the greater of (x) $0.092 per share (the “Floor Price”), which Floor Price shall be adjusted for share dividends, share splits, stock combinations and other similar transactions, and (y) the lower of 80% of the lowest trading price of the Class A Ordinary Shares during the six (6) trading days immediately prior to (A) the date of the Purchase Agreement or (B) the conversion date, but not greater than $1.50 per share, subject to adjustment as provided in the Convertible Notes. The holder’s ability to convert is subject to a beneficial ownership limitation of 4.99% (which may be increased up to 9.99% upon 61 days’ notice).

The Warrants are immediately exercisable at any time after their issuance and at any time up to the date that is five years after their issuance (the “Expiration Date”). Each of the Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of Class A Ordinary Shares purchased upon such exercise, except in the case of a Cashless Exercise (defined below). Holders may, in lieu of making the cash payment otherwise contemplated to made upon the exercise of the Warrants, elect instead to receive upon such exercise the “Net Number” of Class A Ordinary Shares (a “Cashless Exercise”) determined in accordance with the formula set forth therein. For a more detailed description of the Convertible Notes and the Warrants, please see the sections of this prospectus supplement entitled “Description of the Convertible Notes” and “Description of the Warrants”.

We have engaged with Spartan Capital Securities, LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and is not required to arrange the purchase or sale of any specific number of securities or dollar amount and has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus.

We have agreed to pay the Placement Agent certain cash fees set forth in the table below, which assumes that we sell all of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in this offering as set forth in the table below.

Total
Aggregate Principal Amount of Convertible Notes	$11,880,000
Offering Price (reflecting 8% OID)	$11,000,000
Placement Agent fees(1)	$825,000
Proceeds, before expenses, to us(2)	$10,175,000

(1)	Consists of a cash fee of 7.5% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for certain expenses of up to $125,000 incurred in connection with this offering. See “Plan of Distribution” beginning on page S-30 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants issued in this offering.

Our Class A Ordinary Shares trade on The Nasdaq Capital Market under the symbol “YYGH”. The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on February 26, 2026 was $0.1839 per share. For a more detailed description of our Class A Ordinary Shares, see the section entitled “Description of the Convertible Notes” and “Description of the Warrants.”

The Company is authorized to issue an unlimited number of shares, divided into Class A Ordinary Shares, no par value, and Class B Ordinary Shares, no par value (up to a maximum of 5,000,000 Class B Ordinary Shares). As of the date of this prospectus supplement, there are 68,886,178 Class A Ordinary Shares (not including 967,884 treasury shares) and there are 5,000,000 Class B Ordinary Shares issued and outstanding. The rights of holders of the Class A Ordinary Shares and holders of the Class B Ordinary Shares are essentially identical except for voting rights. Holders of the Class A Ordinary Shares are entitled to one vote per share and holders of the Class B Ordinary Shares are entitled to 500 votes per share.

As a foreign private issuer, we are currently exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

In addition, we are an “emerging growth company” as defined under the U.S. federal securities laws. Under Rule 405 of the Securities Act, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Further, we are a “controlled company” as defined under the Nasdaq Stock Market Rules because as of the date of this prospectus supplement, Fu Xiaowei, the Chairman of our board of directors and our Chief Executive Officer, together with Zhang Fan, our Executive Director and Fu Xiaowei’s spouse, own approximately 41.2% of our total issued and outstanding Class A Ordinary Shares (not including any treasury shares), and 100% of our total issued and outstanding Class B Ordinary Shares, representing approximately 98.4% of the total voting power of our outstanding capital stock. Therefore, we may elect not to comply with certain corporate governance requirements of Nasdaq.

Investing in these securities involves certain risks. See “Risk Factors” on page S-16 of this prospectus supplement and page 9 of the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus. You should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission (the “SEC”), the British Virgin Islands (“BVI”) Financial Services Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Singapore or to any resident of Singapore and may not be offered or sold, directly or indirectly, in Singapore, or to or for the account of any resident of Singapore. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Singapore.

SPARTAN CAPITAL SECURITIES, LLC

The date of this prospectus supplement is February 27, 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and accompanying base prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and accompanying base prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus, dated April 30, 2025, are part of a registration statement on Form F-3 (File No. 333-286705) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying base prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Incorporation of Documents by Reference,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Incorporation of Documents by Reference.”

Throughout this prospectus supplement, unless stated otherwise or the context otherwise requires, any references in this prospectus supplement and the accompanying base prospectus to the “Company,” “we,” “us” or “our” refer to YY Group Holding Limited.

S-ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. All statements contained in this prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

S-iii

COMMONLY USED DEFINED TERMS

Except where the context otherwise requires and for purposes of this prospectus supplement, as used herein, the following terms shall have the meanings set forth below:

“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company as amended and restated by a resolution of shareholders passed on November 3, 2023 and filed on November 10, 2023, and further amended and restated by a resolution of shareholders passed on December 31, 2025, and filed on January 16, 2026, and as amended and / or restated (as the case may be) from time to time.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company as amended and restated by a resolution of shareholders passed on November 3, 2023 and filed on November 10, 2023, and further amended and restated by a resolution of shareholders passed on December 31, 2025, and filed on January 16, 2026, and as amended and / or restated (as the case may be) from time to time.

“Amended and Restated Memorandum and Articles of Association” means, collectively, the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association.

“BVI” means the British Virgin Islands.

“Companies Act” means the BVI Business Companies Act (Revised Edition) 2020 of the BVI.

“Hong Ye (SG)” means Hong Ye Group Pte. Ltd.

“Hong Ye (MY)” means Hong Ye (Maintenance) (MY) Sdn Bhd.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“US$,” “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

“YY Circle (MY)” means YY Circle Sdn Bhd.

“YY Circle (SG)” means YY Circle (SG) Private Limited.

“YY Circle (AU)” means YY Circle (AU) Pty Ltd.

“YY Circle (Cambodia)” means YY Circle (Cambodia) Co., Ltd

S-iv

“YY Circle (Korea)” means YY Circle Korea Co., Ltd

“YY Circle (HK)” means YY Circle (HK) Pte. Limited

“YY Circle (MY)” means YY Circle Sdn Bhd.

“YY Circle (Netherlands)” means YY Circle Netherlands B.V

“YY Circle (Perth)” means YY Circle (Perth) Pty Ltd

“YY Circle (SG)” means YY Circle (SG) Private Limited.

“YY Circle (UAE)” means YY Circle Human Resources Consultancies LLC

“YY Circle (UK)” means YY Circle UK Ltd

“YY Circle (VN)” means YY Circle (Vietnam) Company Limited.

“YY Circle (Germany)” means YY Circle GmbH

This prospectus supplement contains translations of certain SGD amounts into US dollar amounts at specified rates solely for the convenience of the reader. All reference to “US dollars”, “USD”, “US$” or “$” are to United States dollars. The relevant exchange rates are listed below:

	Six months ended June 30,
	2025	2024
Period-end SGD: US$1 exchange rate	1.2758	1.3585
Period-average SGD: US$1 exchange rate	1.3195	1.3506

	As of December 31,
	2024	2023	2022
Year-end SGD: US$1 exchange rate	1.3603	1.3186	1.3446
Year-average SGD: US$1 exchange rate	1.3380	1.3414	1.3792

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PROSPECTUS SUPPLEMENT SUMMARY

You should read this prospectus supplement, its accompanying base prospectus and the documents described under “Incorporation of Documents by Reference” before you invest in any of the securities offered by this prospectus supplement. We urge you to read the entire prospectus supplement, the accompanying base prospectus and such documents carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” (The “Risk Factors” is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the SEC on April 8, 2025 (the “2024 Annual Report”)),”Special Notice Regarding Forward-Looking Statements,” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and other SEC reports before deciding whether to invest in our Convertible Notes, Warrants and Class A Ordinary Shares issuable upon conversion and exercise of our Convertible Notes and Warrants, as applicable.

Business Overview

We are a data and technology driven company focused on developing enterprise intelligent labor matching services and smart cleaning services founded in Singapore. Through our subsidiaries, we provide enterprise manpower outsourcing and smart cleaning services in Singapore and Malaysia.

Since our inception in 2010, we have established ourselves as a trusted and experienced manpower supplier in the traditional recruitment industry. In June 2019, we digitalized our traditional staffing processes by introducing our proprietary technology innovation of an online marketplace for manpower outsourcing, the YY Circle Super App (“YY App”). Our manpower outsourcing service segment is anchored by the YY App, which is a one-stop intelligent manpower outsourcing platform that simplifies and streamlines the staffing process for our customers. Our platform supports a growing online community and network of users looking for both part-time and full-time work from our customers that come from a broad range of industries including hotels, food and beverage, and private clubs. As of June 30, 2025, we have a total of 628 customers, with 203 customers in cleaning services business, 190 customers in the manpower outsourcing business and 235 customers in other service including the web design, development, and digital marketing services. For YY App, we recorded 586,389 downloads, and 222,301 total active users by June 30, 2025, increasing from 519,228 downloads and 183,057 total active users recorded as of December 31, 2024. The daily, weekly, and monthly active users as of June 30, 2025 were 4,792, 7,526 and 30,103, respectively, and we have conversion and average retention rates of approximately 9.17 % and 37.88%, respectively. The conversion rate is calculated by dividing the total number of registrations from the total number of downloads. The retention rate is calculated by dividing the total number of active users by the total number of registrations. The total number of man hours deployed approximated 9 million hours as of June 30, 2025. We believe that our diverse range of listings and comprehensive range of man-power related services provides an effective channel for customers to market their job openings and for our users to find work arrangements that complement their schedules and provide them a reliable source of income.

In 2018, to complement our manpower outsourcing business segment, we established our professional cleaning business, serving a broad base of customers including food and beverage outlets, luxury shopping malls and 4–5-star hotels. We provide professional cleaning and janitorial services that are fully customizable to meet the specific requirements of our customers and regulators. Our range of services includes commercial cleaning for offices and schools, hospitality cleaning for hotels and shopping centers, industrial cleaning, facade cleaning, disinfection services, stewarding services for meetings, incentives, conferences, and exhibitions (“MICE”) and banquets, and pest control services. In addition, we offer cleaning robots and machines to enhance our cleaning performance by deploying them at designated premises. The cleaning services segment of our business is complemented by our YY Smart iClean App, which is an innovative smart toilet central management platform integrated with automated sensors and Internet of Things (“IoT”) devices that allows our customers to improve productivity, manage resources efficiently, and enjoy significant cost savings. The IoT technology provides real-time data insights, allowing our customers to track the usage of toilets and monitor the cleaning progress of our staff, ensuring the highest level of quality and efficiency in our services. As of December 31, 2024, we have 612 active cleaners available to service our customers based on the existing cleaning engagements.

Since our inception, our business has generated significant growth in revenue. Our revenue increased from $20,022,529 for the year ended December 31, 2022, to $31,772,286 for the year ended December 31, 2023, representing an increase of $11,749,757 or approximately 58.7%. Our cost of revenue increased from $17,450,131 for the year ended December 31, 2022 to $28,120,506 for the year ended December 31, 2023, representing an increase of $10,670,375 or approximately 61.1%. Our profit for the year increased from $761,340 for the year ended December 31, 2022, to $864,037 for the year ended December 31, 2023, representing an increase of $102,697 or approximately 13.5%.

Our revenue increased from $31,772,286 for the year ended December 31, 2023, to $ 41,103,389 for the year ended December 31, 2024, representing an increase of $9,331,103 or approximately 29.4%. Our cost of revenue increased from $28,120,506 for the year ended December 31, 2023 to $35,844,936 for the year ended December 31, 2024, representing an increase of $7,724,430 or approximately 27.5%. Our profit for the year decreased from $864,037 for the year ended December 31, 2023, to a loss of $4,844,498 for the year ended December 31, 2024, representing a decrease of $5,708,535 or approximately 660.7%.

Our total revenue increased by approximately 33.7%, from $19,259,492 for the six months ended June 30, 2024, to $25,754,473 for the six months ended June 30, 2025. The increase was primarily driven by higher contributions from both Integrated Facility Management (“IFM”) services and manpower outsourcing services. Our total cost of revenue increased by $4,604,520, or 27.3%, from $16,881,818 for the six months ended June 30, 2024, to $21,486,338 for the six months ended June 30, 2025. The increase was mainly attributable to the increase of related revenue as well as higher labor cost across both IFM services and manpower outsourcing services, which was driven by an increase in hourly wage rates for casual workers. For the six months ended June 30, 2025 and 2024, our gross profit was $4,268,135 and $2,377,674, respectively, representing an increase of 79.5%, primarily due to higher revenue contributions from both IFM and manpower outsourcing services, as well as improved operational efficiency across our newly acquired subsidiaries from Property Facility services Pte. Ltd. (“PFS”), Uniforce Security Services Pte. Ltd. and Mediaplus Digital Pte. Ltd. (“Mediaplus”).

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Implications of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules, due to the fact that Fu Xiaowei, the Chairman of our board of directors and our Chief Executive Officer, together with Zhang Fan, our Executive Director and Fu Xiaowei’s spouse, own approximately 41.2% of our total issued and outstanding Class A Ordinary Shares (not including any treasury shares), and 100% of our total issued and outstanding Class B Ordinary Shares, representing approximately 98.4% of the total voting power of our outstanding capital stock. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to specifically rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption. If we elected to rely on the “controlled company” exemption in the future, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

For a discussion of the risks associated with our current controlled company status, as well as the potential loss of such status following this offering, see “Risk Factors — We are currently a ‘controlled company’ under the rules of the Nasdaq Capital Market, but we may cease to be a controlled company following this offering” on page S-17 of this prospectus supplement.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not currently required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Recent Developments

On April 24, 2024, we closed the initial public offering (the “IPO”) of its 1,125,000 Class A ordinary shares, no par value (the “Shares”). The Company completed the IPO pursuant to its registration statement on Form F-1 (File No. 333-275486), originally filed with the SEC on November 13, 2023 (as amended, the “Registration Statement”). The Registration Statement was declared effective by the SEC on March 29, 2024. The Shares were priced at $4.00 per share, and the IPO was conducted on a firm commitment basis. The Shares were approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “YYGH” on April 19, 2024.

On February 6, 2024, YY Circle (VN) commenced business in Vietnam on February 6, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (VN) is a majority owned by our subsidiary YY Circle (SG), with a remaining 5% of the company owed by Tran Hai Lan, who is a director of YY Circle (VN).

YY Circle (AU) became a majority owned subsidiary of our Company on May 1, 2024, with a remaining 5% of the company owed by Andrew Dvash, who is a director of YY Circle (AU).

On May 29, 2024, the Company announced its entry into the United Arab Emirates (“UAE”) hotel and hospitality industry. This strategic expansion is expected to enhance the Company’s ability to serve multinational and regional hospitality brands by providing solutions to effectively manage their operations within the UAE. The Company intends to leverage the anticipated growth in the region by establishing a strong market presence and positioning the YY Circle Super App as a leading platform in the labor sourcing industry.

On July 8, 2024, the Company issued 205,250 total Class A Ordinary Shares to an employee of the Company as compensation for continued service in the Company.

On September 13, 2024, as approved by the Audit Committee and Board of Directors of the Company, the Company entered into a share sale agreement with V Capital Consulting Limited, a company incorporated under the laws of the British Virgin Islands, to purchase 1,832,700 Class A Ordinary Shares of V Capital Consulting Limited for a total purchase consideration of US$1,298,250, which consists of US$1,012,458 in cash plus a settlement of US$285,792 previously owed by the vendor to the Company. The share purchase was completed on September 24, 2024.

On November 6, 2024, Hong Ye Group, the Company’s subsidiary, secured contracts totaling SGD$4,696,049, awarded by clients across the hospitality, corporate, and healthcare sectors. Through these contracts, Hong Ye Group will oversee comprehensive facility management for Shangri-La Hotel, a prestigious luxury hotel in Singapore, to ensure the highest standards of maintenance and guest experience. The company will also be responsible for the upkeep of Ninja Van’s corporate office facilities, enhancing workplace efficiency for one of Singapore’s leading logistics providers.

On November 29, 2024, we filed a Form S-8 with the SEC to register securities issuable pursuant to the YY Group Holding Limited 2023 Share Incentive Plan (as amended and restated, the “2023 Share Incentive Plan”). The securities registered consist of 3,300,000 Class A Ordinary Shares.

On December 5, 2024 and December 31, 2024, we issued 3,300,000 Class A Ordinary Shares to certain employees, executive and individual consultants under the Company’s 2023 Share Incentive Plan for their continued service in the Company.

On January 2, 2025, we acquired Mediaplus Venture Group Pte Ltd, a leading digital marketing and web development firm based in Singapore and Malaysia. The Company anticipates that this strategic acquisition will drive a revenue growth of US$20 million over the next three years. This growth will be further supported by YY Group’s concurrent expansion into new markets with its manpower outsourcing business, demonstrating the Group’s commitment to sustained development and diversification.

On January 16, 2025, we adopted a 2024 share incentive plan (the “2024 Share Incentive Plan”) and authorized the issuance of up to 3,500,000 Class A Ordinary Shares to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders.

On February 3, 2025, we acquired Property Facility Services Pte Ltd. This strategic acquisition strengthens YY Group’s position in the Integrated Facility Management (IFM) industry and lays the groundwork for a transformative approach to facility management services.

On February 3, 2025, we issued a total of 2,150,000 Class A Ordinary Shares under the 2024 Share Incentive Plan to certain employees, members of management, consultants, and independent directors. Specifically, 250,000 shares were issued to employees, 600,000 shares to management, 1,270,000 shares to consultants, and 30,000 shares to independent directors.

For the period from January 2025 to July 2025, the Company completed a series of acquisition transactions, which are disclosed in the Company’s reports on Form 6-K and incorporated herein by reference, to acquire interests in the following entities, pursuant to their respective purchase agreements:

●	On January 2, 2025, the Company completed the acquisition of 54% of the total share capital of Mediaplus for consideration consisting of (1) a cash payment of S$1,325,000 and (2) 9,260 Class A Ordinary Shares. Upon the completion of the acquisition, the Company issued 9,260 Class A Ordinary Shares to the shareholders of Mediaplus.

●	On February 2, 2025, the Company completed the acquisition of 99.99997% of the total share capital of PFS for consideration consisting of (1) a cash payment in the amount of S$816,000; (2) a deferred cash payment in the amount of S$784,000, payable twelve months from completion, subject to a downward adjustment of up to S$500,000 based on the net asset value of PFS as of December 31, 2024; and (3) 150,770 Class A Ordinary Shares. Upon the completion of the acquisition, the Company issued 143,516 Class A Ordinary Shares to the shareholders of PFS.

●	On April 14, 2025, the Company completed the acquisition of 90% of the total share capital of YY Circle (HK) for consideration of 1,900,000 Class A Ordinary Shares of the Company. Upon the completion of the acquisition, the Company issued 1,900,000 Class A Ordinary Shares of the Company to the shareholders of YY Circle (HK).

●	On June 2, 2025, the Company completed the acquisition of 49% of the total share capital of YY Circle Thailand (“YY Circle (TH)”) for consideration of 2,000,000 Class A Ordinary Shares. Upon completion of the acquisition, the Company issued 2,000,000 Class A Ordinary Shares to the shareholders of YY Circle (TH).

●	On June 5, 2025, the Company completed the acquisition of 100% of the total share capital of Uniforce Security Pte. Ltd. for consideration of S$1,000,000.

●	On June 10, 2025, the Company completed the acquisition of 53% of the total share capital of Transocean Oil Pte. Ltd. (“Transocean”) for consideration of 4,500,000 Class A Ordinary Shares of the Company. Upon the completion of the acquisition, the Company issued 4,500,000 Class A Ordinary Shares of the Company to the shareholders of Transocean.

●	On July 1, 2025, the Company completed the acquisition of 100% of the total share capital of Pesticide Pest Control Pte Ltd. for consideration of S$150,000.

On January 16, 2025, the Company adopted a 2024 share incentive plan (the “2024 Share Incentive Plan”) and authorized the issuance of up to 3,500,000 Class A Ordinary Shares to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders.

On April 21, 2025, the Company entered into an Asset Purchase Agreement (the “24iFM Agreement”) with a certain seller, pursuant to which the Company agreed to acquire the managing facilities application named as 24iFM, its related software licenses, and intellectual property rights from such seller, for consideration of 4,000,000 Class A Ordinary Shares. On June 17, 2025, the Company completed the acquisition of the assets of 24iFM and issued 4,000,000 Class A Ordinary Shares to the seller.

On September 10, 2025, the Company entered into a Securities Purchase Agreement, which was amended and restated on September 11, 2025 (the “September 2025 Securities Purchase Agreement”) with certain institutional investors for a follow-on offering (the “September 2025 Offering”) of 9,523,812 Class A Ordinary Shares (the “September 2025 Shares”), and warrants to purchase up to 14,285,718 Class A Ordinary Shares (the “September 2025 Warrants”). Each September 2025 Share was sold with 1.5 September 2025 Warrants, at a price of $0.42 per Class A Ordinary Share and accompanied September 2025 Warrants. The September 2025 Warrants are exercisable immediately after the date of issuance at an exercise price of $0.50 per share and will have a term of 3.5 years after issuance. The Company also entered into a placement agency agreement, dated September 10, 2025, with FT Global Capital, Inc. to act as exclusive placement agent on a best efforts basis in connection with the September 2025 Offering. The Company issued the September 2025 Shares and the September 2025 Warrants on September 11, 2025. The Company received gross proceeds, before deducting any fees or expenses, of approximately $4 million. The Company is using the proceeds for working capital purposes.

On October 1, 2025, Lai Wai Kit Andrew and Cheong Hai Poh resigned as the Company’s independent directors and on the same date, approved by the Board of Directors, the Company appointed Lim Kai Ching, and Ngoh York Chao Nicholas as new independent directors of the Company.

On October 23, 2025, the Company received a letter from Nasdaq notifying the Company that the minimum closing bid price per share for its Class A Ordinary Shares was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter does not result in the immediate delisting of the Class A Ordinary Shares, and the shares will continue to trade uninterrupted under the symbol “YYGH.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until April 20, 2026 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the Compliance Period, the closing bid price per share of the Class A Ordinary Shares is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide the Company a written confirmation of compliance. If the Company does not regain compliance by April 20, 2026, the Company may be eligible for additional time, assuming the absence of other deficiencies.

On November 28, 2025, the Company adopted a 2025 share incentive plan (the “2025 Share Incentive Plan”) and authorized the issuance of up to 6,500,000 Class A Ordinary Shares to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders.

On December 5, 2025, the Company issued an aggregate of 1,350,000 Class A Ordinary Shares under the Company’s 2024 Share Incentive Plan and an aggregate of 6,500,000 Class A Ordinary Shares under the Company’s 2025 Share Incentive Plan to certain employees, executive and individual consultants for their continued service in the Company.

On December 31, 2025, the Company, by a resolution of the shareholders pursuant to Regulation 7.21 of the Company’s articles of association, approved and adopted the Amended and Restated Memorandum and Articles of Association of the Company to change the voting rights of the Company’s Class B Ordinary Shares from 20 votes per share to 500 votes per share. The Shareholder Resolution was approved by a majority of the holders of Class A Ordinary Shares of the Company. The Company filed the Amended and Restated Memorandum and Articles of Association with the Registry of Corporate Affairs of the British Virgin Islands on January 16, 2026.

On January 27, 2026, the Company entered into warrant repurchase agreements (the “Warrant Repurchase Agreements”) with the holders of the September 2025 Warrants (the “Holders”), pursuant to which the Company agreed to repurchase all unexercised 14,285,718 September 2025 Warrants at a repurchase price of $0.06 per September 2025 Warrant, for total purchase price of $857,143. The Company has also granted the Holders a participation right on a pro-rata basis of one third in any Subsequent Placement (as defined in the Repurchase Agreements), subject to certain exemptions, undertaken by the Company for a period from the date of the Repurchase Agreements to December 11, 2026.

On January 28, 2026, the Company issued a Secured Promissory Note (the “Note”) to Ault Lending, LLC (the “Lender”) in the principal amount of $1,100,000 (the “Principal Amount”) for a purchase price of $1,000,000. The Principal Amount includes an original issuance discount of $80,000 and an origination fee of $20,000. In connection with the Note, on January 28, 2026, Fu Xiaowei, the Company’s Chairman of Board and Chief Executive Officer, and Zhang Fan, the Company’s Executive Director (collectively, the “Pledgors” and each, a “Pledgor”), entered into a pledge agreement (the “Pledge Agreement”) with the Lender. Pursuant to the Pledge Agreement, the Pledgors pledged to the Lender 100% of the Class A Ordinary Shares and Class B Ordinary Shares of the Company held by the Pledgors (collectively, the “Pledged Shares”). The Pledge Agreement secures all of the Company’s obligations under the Note and grants the Lender a continuing, first-priority security interest in the Pledged Shares, including all associated substitutions, replacements, proceeds, and distributions, as well as all rights relating thereto. Upon the occurrence and continuance of certain events of default under the Note, the Lender is entitled to exercise customary secured party remedies with respect to the Pledged Shares, subject to applicable notice and cure provisions. In connection with the foregoing offering, the Placement Agent received a placement fee in the amount of $70,000 for serving as placement agent of such offering. In addition, the Lender and certain employees of the Placement Agent entered into participation agreements, whereby such Placement Agent employees were entitled to participate in a portion of the foregoing investment and to receive profits through such participation, if any.

Pursuant to the Share Purchase Agreement (the “PFS Agreement”) entered into on January 21, 2025 between the Company, PFS and PFS’s shareholders (the “Vendors”), on January 29, 2026, the Company entered into a supplemental agreement with the Vendors (the “Supplemental Agreement”) to amend the PFS Agreement. Upon the Supplemental Agreement, the Company agrees to pay the Vendors, instead of the Consideration Shares, 1,614,476 Class A Ordinary Shares with a fixed value of SGD$392,000 on March 2, 2026. Additionally, the Company has granted the Vendors a two-year put right after March 2, 2026, requiring the Company to repurchase the shares for cash at no less than their issuance price if the Class A Ordinary Shares are delisted from The Nasdaq Capital Market.

Corporate History and Structure

Our Company was incorporated in the British Virgin Islands on February 21, 2023, under the Companies Act as a company with limited liability. The Company is authorized to issue an unlimited number of shares, divided into Class A Ordinary Shares and Class B Ordinary Shares (up to a maximum of 5,000,000 Class B Ordinary Shares). As of the date of this prospectus supplement, there are 68,886,178 Class A Ordinary Shares issued and outstanding (not including 967,884 treasury shares) and 5,000,000 Class B Ordinary Shares issued and outstanding.

Organization Chart

The chart below sets out our corporate structure as of the date of this prospectus supplement.

Subsidiaries

A description of our subsidiaries is set forth below.

YY Circle (SG)

On June 13, 2019, YYJOBS Pte. Ltd. was incorporated in Singapore as a private company limited by shares. It commenced business on June 13, 2019 and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. On July 24, 2019, YYJOBS Pte. Ltd. changed its company name to YYLIFE Pte. Ltd. On November 29, 2022, YYLIFE Pte Ltd changed its corporate name to YY Circle (SG). As part of a group reorganization on August 1, 2023, YY Circle (SG) became a wholly owned subsidiary of our Company.

Hong Ye (SG)

On December 28, 2010, Hong Ye (SG) was incorporated in Singapore as a private company limited by shares. Hong Ye (SG) commenced business on December 28, 2010 and is principally engaged in the operation of an employment agency focusing on providing casual labor and cleaning services to customers. As part of a group reorganization on August 1, 2023, Hong Ye (SG) became a wholly owned subsidiary of our Company.

YY Circle (MY)

On July 22, 2022, YY Circle (MY) was incorporated in Malaysia as a private company limited by shares. YY Circle (MY) commenced business on July 22,2022 and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. As part of a group reorganization on 3 May 2023, YY Circle (MY) became a majority owned subsidiary of our Company, with a remaining 10% of the Company owned by Teng Sin Ken, who is the Company’s Chief Information Officer and a director of YY Circle (MY).

Hong Ye (MY)

On November 8, 2022, Hong Ye (MY) was incorporated in Malaysia as a private company limited by shares. Hong Ye (MY) commenced business on November 8, 2022 and is principally engaged in the provision of cleaning services to our customers. As part of a group reorganization on 3 May 2023, Hong Ye (MY) became a wholly owned subsidiary of our Company.

YY Circle (AU)

On June 14, 2023, YY Circle (AU) Pty Ltd (“YY Circle (AU)”) was incorporated in New South Wales, Australia as a proprietary company limited by shares.

On January 12, 2024, Samuel Nicolas Astbury, the former director of YY Circle (AU) transferred 100% shares to Andrew Dvash.

On March 1, 2024, Andrew Dvash, who is a director of YY Circle (AU) transferred 95% of shares to the Group CEO Fu Xiaowei.

On May 1, 2024, Fu Xiaowei transferred all the shares to our Company. YY Circle (AU) became a majority owned subsidiary, with a remaining 5% of the company owned by Andrew Dvash.

On July 1, 2024, Andrew Dvash formally resigned as a director of YY Circle (AU) and transferred his 5% shareholding to Fu Xiaowei. Concurrently, Fu Xiaowei was appointed as a director of YY Circle (AU).

On July 29, 2024, Ricky Walker was appointed as a director of YY Circle (AU) and received a transfer of 5% shareholding from Fu Xiaowei. Subsequently, on July 31, 2024, Fu Xiaowei resigned from his position as a director of YY Circle (AU).

YY Circle (VN)

On February 6, 2024, YY Circle (Vietnam) Company Limited (“YY Circle (VN)”) was incorporated in Vietnam as a limited liability company with multiple members by shares. YY Circle (VN) commenced business on February 6, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (VN) is a majority owned by our subsidiary YY Circle (SG), with a remaining 5% of the company owned by Tran Hai Lan, who is a director of YY Circle (VN).

YY Circle (Cambodia)

On July 9, 2024, YY Circle (Cambodia) Co., LTD (“YY Circle (Cambodia)”) was incorporated in Cambodia as a limited liability company with multiple members by shares. YY Circle (Cambodia) commenced business on July 9, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Cambodia) is 50% owned by our subsidiary YY Circle (SG) which holds controlling interest. The remaining 50% of the company is owned by Cambodian Investment Management Holding Co., LTD.

YY Circle (UAE)

On July 15, 2024, YYCIRCLE HUMAN RESOURCES CONSULTANCIES LLC (“YY Circle (UAE)”) was incorporated in UAE as a limited liability company with multiple members by shares. YY Circle (UAE) commenced business on July 15, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (UAE) was initially majority owned by Group CEO, Fu Xiaowei, with the remaining 5% of the company owned by Ramy Mahmoud Kamel Attia, who is also a director of YY Circle (UAE).

On December 16, 2024, Fu Xiaowei transferred all his shares to YY Group Holding Limited, resulting in YY Circle (UAE) becoming a majority-owned subsidiary of YY Group Holding Limited. Ramy Mahmoud Kamel Attia continues to hold 5% of the shares and remains a director of YY Circle (UAE).

Mediaplus Limited

On July 29, 2024, Mediaplus Limited was officially incorporated in the British Virgin Islands (BVI). As a wholly-owned subsidiary of YY Group Holding Limited, this incorporation marks a strategic milestone in YY Group’s expansion and diversification initiatives. On January 2, 2025, Mediaplus Limited acquired 54% of the shares in Mediaplus Venture Group Pte Ltd, thereby becoming the majority owner of the company.

Mediaplus Venture Group Pte Ltd is the sole owner of Mediaplus Digital Pte. Ltd., a private company limited by shares incorporated in Singapore on November 1, 2013.

Mediaplus Venture Group Pte. Ltd. is the sole owner of Mplus Elite Pte. Ltd., a private company limited by shares incorporated in Singapore on May 16, 2015.

Mediaplus Venture Group Pte. Ltd. is the sole owner of M Synergates Pte. Ltd., a private company limited by shares incorporated in Singapore on June 26, 2020.

Mediaplus Venture Group Pte Ltd is the sole owner of Mediaplus Digital Sdn. Bhd., a private company limited by shares incorporated in Malaysia on November 16, 2021.

YY Circle (Korea)

On July 29, 2024, YY Circle Korea Co., Ltd (“YY Circle (Korea)”) was incorporated in Korea as a limited liability company with multiple members by shares. YY Circle (Korea) commenced business on July 29, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Korea) is a majority owned by the company, with a remaining 5% of the company owned by Kim In Soo, who is a director of YY Circle (Korea).

YY Circle (HK)

On October 26, 2022, YY Circle (HK) Pte. Limited (“YY Circle (HK)”) was incorporated in Hong Kong as a limited liability company with sole member by shares. YY Circle (HK) commenced business on October 26, 2022 and is principally engaged in the provision of manpower outsourcing service to customers via the YY App. YY Circle (HK) is a majority owned by the Company, with a remaining 10% of the company owned by Anthony Ip, who is a director of YY Circle (HK).

YY Circle (UK)

On August 3, 2024, YY Circle UK LTD (“YY Circle (UK)”) was incorporated in England and Wales as a limited liability company with multiple members by shares. YY Circle (UK) commenced business on August 3, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (UK) is a majority owned by the company, with a remaining 5% of the company owned by Alper Zan, who is a director of YY Circle (UK).

YY Circle (Perth)

On October 17, 2024, YY Circle (Perth) Pty Ltd (“YY Circle (Perth)”) was incorporated in Perth as a limited liability company with multiple members by shares. YY Circle (Perth) commenced business on October 15, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Perth) is a majority owned by the company, with a remaining 5% of the company owned by Wai Yip Yuen, who is a director of YY Circle (Perth).

YY Smart Tech Pte Ltd

On December 2, 2024, YY Smart Tech Pte Ltd was incorporated in Singapore as a limited liability company with multiple members by shares. YY Smart Tech Pte Ltd commenced business on December 2, 2024 and is principally established to consolidate and enhance the company’s IT services. YY Smart Tech Pte Ltd is a majority owned by the company, with a remaining 20% of the company owned by Qin Qin, who is a director of YY Smart Tech Pte Ltd.

YY Circle (Netherlands)

On December 18, 2024, YY Circle Netherlands B.V (“YY Circle (Netherlands)”) was incorporated in Netherlands as a limited liability company with multiple members by shares. YY Circle (Netherlands) commenced business on December 18, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (UAE) is a majority owned by the company, with a remaining 5% of the company owned by KSK Group International B.V.

YY Circle (Germany)

On January 21, 2025, YY Circle GmbH was incorporated in Germany as a limited liability company with multiple members by shares. YY Circle GmbH is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle GmbH is majority owned by the Company, with a remaining 5% of the company owned by Sam Wanigaratna, Wedel, who is the director of YY Circle GmbH.

Property Facility Services Pte. Ltd.

On May 9, 2001, Property Facility Services Pte. Ltd. was incorporated in Singapore as a private company limited by shares. Property Facility Services Pte. Ltd. principally engaged in the business of providing property and integrated facilities management solutions. Property Facility Services Pte. Ltd. is wholly owned by YY Group Holding Limited. Property Facility Services Pte. Ltd. owns 25% of PFS-FEDA Pte. Ltd., a private company limited by shares incorporated in Singapore on March 4, 2024.

Uniforce Security Services Pte. Ltd.

On May 12, 2017, Uniforce Security Services Pte. Ltd. was incorporated in Singapore as a private company limited by shares. Uniforce Security Services Pte. Ltd is principally engaged in the business of providing private security services. Uniforce Security Services Pte. Ltd. is wholly owned by YY Group Holding Limited.

YY Holding (Thailand) Co., Ltd

On April 4, 2025, YY Holding (Thailand) Co., Ltd was incorporated in Thailand as a limited liability company with multiple members by shares. YY Holding (Thailand) Co., Ltd is majority owned by the Company, with a remaining 1% of the company owned by Jirapat Haetanurak, who is the director of YY Holding (Thailand) Co., Ltd.

YY Holding (Thailand) Co., Ltd owns 49% of YY Circle (Thailand) Company Limited, a limited liability company incorporated in Thailand on April 5, 2023. The remaining 51% shares of YY Circle (Thailand) Company Limited are owned by Jirapat Haetanurak, who is the director of YY Circle (Thailand) Company Limited. YY Circle (Thailand) Company Limited is principally engaged in acting as an intermediary in the arrangement and provision of manpower services.

TransOcean Oil Pte. Ltd.

On March 18, 2003, TransOcean Oil Pte. Ltd. was incorporated in Singapore as a private company limited by shares. TransOcean Oil Pte. Ltd. is principally engaged in the business of investment holding. TransOcean Oil Pte. Ltd. is majority owned by the Company, with the remaining 30% of the company owned by Yeo Ye Qin Eva and 17% of the company owned by Yeo Khee Seng Benny, who is the director of TransOcean Oil Pte. Ltd.

24IFM Pte. Ltd.

On August 18, 2021, 365IFM Pte. Ltd. was incorporated in Singapore as a private company limited by shares. On June 10, 2025, the name of the company was changed to 24IFM Pte. Ltd., principally engaged in the business of publishing of software/applications. 24IFM Pte. Ltd. is wholly owned by YY Group Holding Limited.

Pest Fighter Pte. Ltd.

On August 13, 1994, Pesticide Pest Control Pte. Ltd. was incorporated in Singapore as a private company limited by shares. On July 3, 2025, the name of the company was changed to Pest Fighter Pte. Ltd., principally engaged in the business of providing pest control services and freight transport by road. Pest Fighter Pte. Ltd. is wholly owned by YY Group Holding Limited.

Talent Management Holding Limited.

On 31 December 2025, Talent Management Holding Limited was incorporated in Hong Kong as a private company limited by shares. The Company’s principal activities are financial service activities, including investment and holding company activities, as well as the activities of trusts, funds and similar financial entities. Talent Management Holding Limited is wholly owned by YY Group Holding Limited.

YY Group US Inc.

On January 7, 2026, YY Group US Inc was incorporated in the State of Delaware as a private company limited by shares.

The organizational meeting (and confirmation that the Articles of Incorporation were filed/issued on the same date) was held on January 7, 2026. YY Group Holding Limited holds 100% of the shares in YY Group US Inc. The initial director is Yilei Yu, who also serves as President/CEO, CFO and Secretary. YY Group US Inc functions as the U.S. holding entity, holding 95% of YY Circle CA Inc and 95% of YY Circle NYC Inc, with the remaining 5% in each held by Yilei Yu.

YY Circle CA Inc.

On 2 January 2026, YY Circle CA Inc was incorporated in the State of California as a CA General Stock Corporation.

Following incorporation, the organisational meeting confirmed the initial shareholding as YY Group US Inc (95%) and Yilei Yu (5%), and appointed Yilei Yu as the sole initial director and as President/CEO, CFO (deemed Treasurer), and Secretary.

YY Circle NYC Inc.

On January 12, 2026, New York State Department of State accepted the filing of the Certificate of Incorporation for YY Circle NYC Inc. Following incorporation, the organizational meeting confirmed the initial shareholding as YY Group US Inc (95%) and Yilei Yu (5%), and appointed Yilei Yu as the sole initial director and as CEO.

Corporate Information

We were incorporated in the British Virgin Islands on February 21, 2023. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Our principal executive office is at 60 Paya Lebar Road #09-13/14/15/16/17 Paya Lebar Square Singapore 409051. Our telephone number at this location is +65 6604 6896. Our principal website address is yygroupholding.com. The information contained on our website does not form part of this prospectus supplement, the accompanying base prospectus, and the documents incorporated herein and therein. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Competitive Strengths

We have an experienced management team

We have an experienced management team, led by Fu Xiaowei, our Chairman and Chief Executive Officer, who has been instrumental in spearheading the growth of our Company. He has over 12 years of experience in the cleaning and manpower outsourcing industries in Singapore and is primarily responsible for the planning and execution of our Company’s business strategies and managing our Company’s customer relationships. Our Company is supported by an experienced management team with substantial experience in the provision of manpower in Singapore.

Competitive Strengths of our Manpower Outsourcing Service

We provide a high rate of job fulfilment for our customers

Our company values customer satisfaction and achieves it through a 90% fulfilment rate and streamlined processes, enabled by technology. We calculate the fulfillment rate by comparing the number of requisitioned tasks to the number of successfully fulfilled tasks. This ensures fast and reliable service without sacrificing quality, building a loyal customer base.

We provide higher efficiency at lower staffing costs for our customers

Our company’s extensive pool of skilled part-time workers, accessed through a user-friendly app, allows for a scalable and customized service with dynamic pricing. Skilled workers ensure high-quality service that is efficient and cost-effective. This makes us a strong player in the manpower outsourcing and cleaning market, serving businesses of all sizes and industries.

We provide a seamless user onboarding experience

Our company uses data analytics to match suitable casual laborers to customers. This leads to faster onboarding, improved efficiency and enhanced customer satisfaction from having the casual laborers with the best fit.

We have strong and stable relationships with our manpower outsourcing services customers

Over the last 13 years, we have developed strong and stable relationships with our key customers in the region. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our customers from the hotel sectors regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base from various industries such as hotels, retail, and logistics.

We have strived to maintain stable business relationships with our key customers. For the six months ended June 30, 2025 and for the fiscal years ended December 31, 2024, 2023, and 2022, our top five customers accounted for approximately 23%, 28%, 35% and 24% of total revenue related to our manpower outsourcing services, respectively, and four of our top five customers have more than two years of business relationships with us.

Competitive Strengths of our Cleaning service

Proficiency of our Cleaning Staff

Our company values highly skilled cleaning staff and uses industry leading technology such as the YY Smart iClean app to enhance their effectiveness. Ongoing training keeps us ahead of the competition and enables us to deliver exceptional cleaning results for the highest level of customer satisfaction.

Better Management of Manpower

Our supervisors use features such as the daily deployment and daily tasks from our IoT platform to monitor cleaning staff across multiple venues, maintaining high-quality work through accountability. This efficient management leads to reliable and consistent service for our customers.

Real-Time Tracking & Analysis

Our real-time tracking and analysis capabilities enable us to optimize staffing and cleaning processes and address issues promptly, resulting in a more reliable and consistent level of service for our customers. Our platform collects data from the various cleaning tasks and our software analyses the trends from these data to optimize deployment of manpower for cleaning. With our data analytics technology, we are better able to anticipate and respond to cleaning needs proactively, leading to higher levels of satisfaction for our customers.

We have strong and stable relationships with our cleaning services customers

Since the commencement of our Company’s business over the last five years, we have developed strong and stable relationships with our key customers in the region. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our retail commercial customers regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base from various industries such as retail commercial, hospitality, hospitals, food centers and airlines.

We have strived to maintain stable business relationships with our key customers. For the six months ended June 30, 2025, and for the fiscal years ended December 31, 2024, 2023, and 2022, our top five customers accounted for approximately 25%, 27%, 31% and 41% of total revenue related to our cleaning services respectively, and all of our top five customers have more than two years of business relationships with us.

Growth Strategies

Strengthening our market position

We intend to strengthen our market position in the Southeast Asian (“SEA”) region, venturing into nearby countries such as Indonesia and Thailand by implementing the following business strategies and plans.

Continuous Development of YY App

We plan to continuously improve the YY App by conducting research and development based on user feedback to enhance the user experience. Our goal is to become the top-rated application in the manpower sourcing industry in terms of daily user.

Expand business and operations through joint ventures and/or strategic alliances

We plan to concentrate on our core business of manpower sourcing and cleaning but will consider partnerships, joint ventures or investments with suitable partners such as suppliers of our cleaning consumables to enhance our cost competitiveness and expand our business opportunities.

The Offering

Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Convertible Notes, the Warrants or the Purchase Agreement, as applicable.

Securities Offered:	Up to $11,880,000 aggregate principal amount of a series of unsecured 8% OID convertible promissory notes (the “Convertible Notes”), Warrants to purchase up to 161,500,814 Class A Ordinary Shares (the “Warrants), up to 129,200,652 Class A Ordinary Shares issuable from time to time upon conversion of the Convertible Notes and up to 161,500,814 Class A Ordinary Shares issuable from time to time upon exercise of the Warrants.

Terms of the Convertible Notes:

Maturity of the Convertible Notes:	Unless earlier converted or redeemed, the Convertible Notes will mature 24 months after their issuance date (the “Maturity Date”).

Interest on the Convertible Notes:	The Convertible Notes are issued with an 8% ordinary issuance discount. In addition, the Convertible Notes bear interest at the rate of ten percent (10%) per annum, payable in cash on the Maturity Date or in Class A Ordinary Shares upon the earlier conversion of the Convertible Notes; provided, from and after the occurrence and during the continuance of any event of default, the interest rate shall automatically be increased to eighteen percent (18%) per annum, payable in cash in arrears on the first trading day of each calendar month during the continuance of such event of default.

Ranking:	The Convertible Notes constitute unsecured obligations of the Company and rank pari passu with all other unsecured indebtedness of the Company.

Conversion at Option of Holder:	The Holder may convert all or any portion of a Convertible Note at any time prior to maturity. Upon delivery of a conversion notice, the number of Class A Ordinary Shares issuable will equal the quotient calculated by dividing (A) the sum of (w) the portion of the principal of the Convertible Note to be converted, (x) accrued and unpaid interest with respect to such principal, (y) accrued and unpaid Late Charges with respect to such principal and interest, if applicable and (z) any other unpaid amounts pursuant to the Transaction Documents, if any (the “Conversion Amount”), by (B) the Conversion Price.

Conversion Price:

The conversion price of the Convertible Notes (the “Conversion Price”) is equal to the greater of (i) $0.092, as adjusted for share dividends, share splits, stock combinations and other similar transactions (the “Floor Price”), and (ii) the lower of 80% of the trading price of the Class A Ordinary Shares during the six (6) Trading Days immediately prior to (A) the date of the Purchase Agreement) or (B) the conversion date, but not greater than $1.50 per share, as adjusted for share dividends, share splits, stock combinations and other similar transactions.

Mandatory Payment Obligation at Maturity:	On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest.

Beneficial Ownership Limitation:	Conversions are prohibited to the extent they would result in the Holder beneficially owning more than 4.99% of our outstanding Class A Ordinary Shares, subject to the holder’s unilateral right to increase the cap to 9.99% upon 61 days’ prior notice.

Holder Redemption Right upon Events of Default:	The Holder may require the Company to redeem the Convertible Notes for cash upon an Event of Default at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 125% (the “Redemption Premium”) or (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest closing price (Nasdaq Official Closing Price) of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment.

Holder Redemption Right upon Fundamental Transactions and Changes of Control:	The Holder may require the Company to redeem the Convertible Notes for cash upon the occurrence of a Change of Control at a price equal to the greatest of (i) the product of (w) the Redemption Premium multiplied by (y) the Conversion Amount being redeemed, or (ii) the product of (x) the Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the Class A Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect, or (iii) the product of (y) the Redemption Premium multiplied by (z) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Ordinary Share to be paid to the holders of the Class A Ordinary Shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the trading day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the trading day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the trading day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect.

Holder Redemption Right upon Floor Price Events:	If, at any time following any adjustment to the Floor Price, the Floor Price exceeds the closing price (Nasdaq Official Closing Price) of the Class A Ordinary Shares for five (5) consecutive Trading Days (a “Floor Price Event”), the Holder may require the Company to redeem all or any portion of a Convertible Note by delivering written notice thereof to the Company, indicating the Conversion Amount of the Convertible Note the Holder is electing to redeem. Such portion shall be redeemed by the Company at a price equal to the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium.

Terms of the Warrants:

Exercisability:

The Warrants are immediately exercisable at any time after their issuance and at any time up to the date that is five years after their issuance. Each of the Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a Cashless Exercise, as discussed below). In the event we do not deliver Class A Ordinary Shares upon exercise of the Warrants within the time periods specified in the Warrants, we may be required to pay an amount equal to 5% of the product of (A) the number of Class A Ordinary Shares not so credited to holder or holder’s nominee multiplied by (B) the closing price (Nasdaq Official Closing Price) of the Class A Ordinary Shares on the Trading Day immediately preceding the Required Delivery Date. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Warrant. If the holder is required to purchase shares in the market to cover a sale because the Company did not deliver the Warrant Shares on time, the Company is obligated to reimburse the holder for any loss arising from such “buy-in.”

Cashless Exercise:	At any time the holder may, in its sole discretion, subject to the terms and conditions set forth in the Warrants, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “Net Number of Class A Ordinary Shares determined according to the following formula set forth below (a “Cashless Exercise”):

Net Number = (A x B) / C

For purposes of the foregoing formulas:

	A=	The total number of Class A Ordinary Shares with respect to which the Warrant is then being exercised.

B=	The Black Scholes value of an option for one Class A Ordinary Share at the date of the applicable Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of five (5) years (regardless of the actual remaining term of the Warrant).

C=	The lower of the two Closing Bid Prices of the Class A Ordinary Shares in the two trading days prior to the time of such exercise, but in any event not less than $0.092 (which shall be adjusted for share dividends, share splits, share combinations, or other similar transactions) (the “Floor Price”).

In no event shall the Net Number issuable be more than 125% of the aggregate number of Warrant Shares that would be issuable upon exercise of a Warrant in accordance with the terms of the Warrant if such exercise were effected by means of a cash exercise rather than a Cashless Exercise.

Ordinary Shares issued and outstanding immediately after this offering	68,886,178 Class A Ordinary Shares (not including 967,884 treasury shares) and 5,000,000 Class B Ordinary Shares

Plan of Distribution:	See the section entitled “Plan of Distribution” on page S-30 of this prospectus supplement.

Use of Proceeds:

From the proceeds of the Initial Tranche Aggregate Purchase Price (i.e., $5,500,000), we will use: (1) $4,125,000 for working capital purposes, including without limitation (A) repayment of the Secured Promissory Note in the principal amount of $1,100,000 dated as of January 28, 2026, issued in favor of Lead Investor, to the extent still outstanding, (B) payment to Ault Lending, LLC (the “Lead Investor”) of a one-time due diligence and structuring fee in the amount of $220,000 (the “Origination Fee”) and reimbursement of the Lead Investor’s legal fees and expenses in connection with this offering, provided the Origination Fee and such legal fees and expenses shall be deducted from the Lead Investor’s payment of its Initial Tranche Purchase Price, and (C) payment of the Placement Agent’s fees in connection with this offering; (2) $375,000 for investor relations and public relations purposes; and (3) $1,000,000 to purchase preferred stock of Ault & Company, Inc., a Delaware corporation (“Ault & Company”), an affiliate of Lead Investor, on terms and conditions and pursuant to transaction documents satisfactory to the Lead Investor (the “Initial Tranche Preferred Stock Purchase”).

From the proceeds of the Second Tranche Aggregate Purchase Price (i.e., $5,500,000), we will use: (1) $4,125,000 for working capital purposes, (2) $375,000 for investor relations and public relations purposes, and (3) $1,000,000 to purchase preferred stock of Ault & Company, on terms and conditions and pursuant to transaction documents satisfactory to Lead Investor (the “Second Tranche Preferred Stock Purchase”).

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash or deposit them in banks. See “Use of Proceeds” on page S-22.

Risk Factors:	You should read the “Risk Factors” section beginning on page S-16 of this prospectus supplement, the “Risk Factors” section beginning on page 9 of the accompanying base prospectus, and the “Risk Factors” section in our 2024 Annual Report, for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq Symbol for Class A Ordinary Shares:	Our Class A Ordinary Shares are traded on The Nasdaq Capital Market under the symbol “YYGH.”

RISK FACTORS

Investing in our Convertible Notes, Warrants and Class A Ordinary Shares issuable upon conversion and exercise thereof involves a high degree of risk. Before making a decision to invest in our Convertible Notes, Warrants and Class A Ordinary Shares, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the risk factors incorporated by reference herein from the 2024 Annual Report, as may be updated by our subsequent annual reports and other filings we make with the SEC. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risk Relating to this Offering

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus supplement and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the offering, and you will be relying on the judgment of our management regarding the application of these proceeds. From the proceeds of the Initial Tranche Aggregate Purchase Price (i.e., $5,500,000), we will use: (1) $4,125,000 for working capital purposes, including without limitation (A) repayment of the Secured Promissory Note in the principal amount of $1,100,000 dated as of January 28, 2026, issued in favor of Lead Investor, to the extent still outstanding, (B) payment to Ault Lending, LLC (the “Lead Investor”) of the Origination Fee and reimbursement of the Lead Investor’s legal fees and expenses in connection with this offering, provided the Origination Fee and such legal fees and expenses shall be deducted from the Lead Investor’s payment of its Initial Tranche Purchase Price, and (C) payment of the Placement Agent’s fees in connection with this offering; (2) $375,000 for investor relations and public relations purposes; and (3) $1,000,000 to purchase preferred stock of Ault & Company, Inc., a Delaware corporation (“Ault & Company”), an affiliate of Lead Investor, on terms and conditions and pursuant to transaction documents satisfactory to the Lead Investor (the “Initial Tranche Preferred Stock Purchase”). From the proceeds of the Second Tranche Aggregate Purchase Price (i.e., $5,500,000), we will use: (1) $4,125,000 for working capital purposes, (2) $375,000 for investor relations and public relations purposes, and (3) $1,000,000 to purchase preferred stock of Ault & Company, on terms and conditions and pursuant to transaction documents satisfactory to Lead Investor (the “Second Tranche Preferred Stock Purchase”). Our management might not apply the net proceeds from this offerings in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

The actual number of Class A Ordinary Shares to be issued upon conversion of the Convertible Notes and exercise of the Warrants is uncertain.

Subject to certain limitations in the Purchase Agreement and compliance with applicable law, the holders of the Convertible Notes and Warrants have we have the discretion to convert the outstanding Convertible Notes and Warrants at any time prior to the respective maturity or expiration dates. Because the Convertible Notes feature a variable Conversion Price, defined as the greater of a fixed Floor Price or 80% of the lowest trading price during a specified lookback period, the total number of Class A Ordinary Shares eventually issuable is inherently uncertain and fluctuates based on the prevailing market price of our shares.

If the Convertible Notes and Warrants were converted and exercised at the Floor Price, the number of Class A Ordinary Shares issuable upon such conversion and/or exercise would be 290,701,466.

The holders of the Convertible Notes and Warrants will not be entitled to any rights with respect to our ordinary shares until the Convertible Notes and Warrants are converted or exercised, as applicable, but will nonetheless be subject to all changes made with respect to our ordinary shares.

The holders of the Convertible Notes and Warrants will not be entitled to any rights with respect to our Class A Ordinary Shares until the Convertible Notes are converted or the Warrants are exercised, but will be subject to all changes affecting our Class A Ordinary Shares. For example, if an amendment is proposed to our certificate of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our Class A Ordinary Shares as a result of conversion of such holder’s Convertible Note or the exercise of the Warrants, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our Class A Ordinary Shares.

Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our Company.

We may raise additional capital in the future through the sale of Class A Ordinary Shares or securities convertible or exercisable for Class A Ordinary Shares, including convertible preferred shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders.

There is no existing trading market for the Convertible Notes and Warrants.

There is no established trading market for the Convertible Notes and Warrants being offered hereby. We do not intend to apply for listing of the Convertible Notes or the Warrants on any securities exchange or other trading market. As a result, no active trading market for the Convertible Notes or the Warrants is expected to develop, and you may not be able to sell or otherwise transfer your Convertible Notes or Warrants. Without an active trading market, the liquidity of the Convertible Notes and Warrants will be severely limited, and investors should be prepared to hold their Convertible Notes and Warrants until maturity or expiration, as applicable, or until such time as they elect to convert the Convertible Notes or exercise the Warrants for Class A Ordinary Shares.

Because there will be no trading market for these securities, if you wish to liquidate your investment in the Convertible Notes or Warrants prior to their maturity or expiration, your only option, other than conversion or exercise, would be to negotiate a private sale. There can be no assurance that you would be able to find a buyer for your Convertible Notes or Warrants or that any such buyer would be willing to purchase them at a price acceptable to you. The lack of a trading market may also make it difficult for you to accurately value your Convertible Notes and Warrants. Furthermore, the absence of an active trading market for the Convertible Notes and Warrants may reduce the market price that you could receive for such securities in any sale below the price that might otherwise be available if the Convertible Notes and Warrants were more liquid.

The sale or availability for sale of shares issuable upon conversion of the Convertible Notes and exercise of the Warrants may depress the price of our Class A Ordinary Shares and encourage short sales by third parties, which could further depress the price of our Class A Ordinary Shares.

To the extent that one or more investors in the Convertible Notes sell our Class A Ordinary Shares issued upon conversion of the Convertible Notes or exercise of the Warrants, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause shareholders to sell their shares of our Class A Ordinary Shares, which could further contribute to any decline in the price of our Class A Ordinary Shares. Any downward pressure on the price of our Class A Ordinary Shares caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Class A Ordinary Shares by increasing the number of Class A Ordinary Shares being sold, which could further contribute to any decline in the market price of our Class A Ordinary Shares.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors, and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our Class A Ordinary Shares will be the sole source of gain for the foreseeable future.

Because we do not currently intend to declare cash dividends on our Class A Ordinary Shares in the foreseeable future, stockholders must rely on appreciation of the value of our Class A Ordinary Shares for any return on their investment.

We currently do not intend to do cash dividends in the foreseeable future and intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Further, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Class A Ordinary Shares will be your sole source of gain with respect to your investment for the foreseeable future.

We are currently a “controlled company” under the rules of The Nasdaq Capital Market, and we will continue to be a controlled company following this offering.

We are currently a “controlled company” as defined under the Nasdaq Listing Rule 5615(c)(1). As a controlled company, we are permitted to rely on certain corporate governance exemptions under the Nasdaq Capital Market Rules. Although we do not currently rely on these exemptions, we could elect to do so in the future.

Following this offering, and assuming the sale of $11,880,000 in aggregate principal amount of Convertible Notes and accompanying Warrants offered under this prospectus supplement, we will continue to qualify as a controlled company.

However, if we cease to be a controlled company in the future, we would be required to comply with all applicable Nasdaq corporate governance requirements, including the requirements that a majority of our directors be independent and that our board committees consist entirely of independent directors, within the applicable transition periods, unless there are applicable foreign private issuer and/or emerging growth company exemptions and accommodations.

There is no assurance that we will be able to satisfy these requirements within the required timeframes. Losing controlled company status could require significant changes to our corporate governance structure, and any failure to comply with Nasdaq governance requirements could adversely affect our listing status, the perception of our corporate governance, and the trading price of our Class A Ordinary Shares.

A portion of the net proceeds from this offering will be used to purchase securities of Ault & Company, Inc., an affiliate of the Lead Investor, which may present conflicts of interest and may not be in the best interests of our shareholders.

Pursuant to the terms of the Purchase Agreement, we are required to use $1,000,000 from the proceeds of the Initial Tranche and $1,000,000 from the proceeds of the Second Tranche to purchase preferred stock of Ault & Company, Inc. (“Ault & Company”), for an aggregate investment of $2,000,000 in Ault & Company securities. The terms and conditions of these preferred stock purchases, including the transaction documents relating thereto, are subject to approval by Ault Lending, LLC (the “Lead Investor”), the Lead Investor in this offering. We understand that Ault Lending, LLC and Ault & Company are affiliates under common control. As a result, the Lead Investor has a direct or indirect interest in Ault & Company and stands to benefit from our investment of the offering proceeds in Ault & Company securities.

This related party transaction presents inherent conflicts of interest. The Lead Investor’s interests in negotiating the terms of the preferred stock purchase may not be aligned with our interests or the interests of our other shareholders. Because the Lead Investor has the contractual right to approve the terms, conditions, and transaction documents associated with our investment in Ault & Company, there can be no assurance that the terms of such investment will be negotiated on an arm’s length basis or will be as favorable to us as terms that might have been obtained from an unaffiliated third party.

Furthermore, the aggregate $2,000,000 of proceeds used to fund this investment in Ault & Company will be diverted from our working capital and other general corporate purposes. We have limited information regarding Ault & Company’s current financial condition, results of operations, or prospects. There can be no assurance that our investment in Ault & Company preferred stock will generate any return, that Ault & Company will pay any dividends on such preferred stock, or that we will be able to recover our investment. If Ault & Company experiences financial difficulties or becomes insolvent, we may lose all or a substantial portion of our $2,000,000 investment, which would have a material adverse effect on our financial condition. Our shareholders will bear the risk of this investment without having the opportunity to independently evaluate the merits or negotiate the terms of the transaction.

We may not be able to maintain compliance with the continued listing requirements of The Nasdaq Capital Market.

Our Class A Ordinary Shares are listed on Nasdaq Capital Market. We must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s continued listing standards, our Class A Ordinary Shares may be delisted.

On October 21, 2025, we received a notification letter from Nasdaq, notifying us that the minimum closing bid price per share for our Class A Ordinary Shares was below $1.00 for a period of 30 consecutive business days and as a result, the Company did not meet the minimum bid price requirement as set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq provided the Company with a 180-calendar-day compliance period, or until April 20, 2026, to regain compliance.

To regain compliance, our Class A Ordinary Shares must have a closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. If the Company does not regain compliance by April 20, 2026, the Company may be eligible for additional time, assuming the absence of other deficiencies.

The Company is currently evaluating options to regain compliance and intends to timely regain compliance with Nasdaq’s minimum bid price requirements. The Company will use all reasonable efforts to achieve compliance with Rule 5550(a)(2). The Company may explore alternative means to maintain compliance such as implementing a share combination. However, there can be no assurance that the Company will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq continued listing requirements.

Additionally, we cannot assure you that we will not, in the future, fail to comply with Nasdaq’s other requirements to maintain the listing of our Class A Ordinary Shares on Nasdaq, or that we will be able to regain compliance in the event of any such non-compliance. In addition, our board of directors may determine that the cost of maintaining our listing on a U.S. national securities exchange outweighs the benefits of such listing. A delisting of our Class A Ordinary Shares from Nasdaq may materially impair our shareholders’ ability to buy and sell our Class A Ordinary Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A Ordinary Shares. A delisting from The Nasdaq Capital Market may also adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our ordinary shares. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities. The delisting of our Class A Ordinary Shares could significantly impair our ability to raise capital and the value of your investment.

If we are delisted from Nasdaq and we are not able to list our Class A Ordinary Shares on another exchange, our Class A Ordinary Shares could be quoted on a tier of the OTC Markets Group. As a result, we could face significant adverse consequences including, among others:

●	a limited availability of market quotations for our securities;

●	a determination that our Class A Ordinary Shares are a “penny stock” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and little or no analyst coverage for us;

●	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

●	a decreased ability to obtain additional financing in the future.

We are contemplating an additional share combination after this offering.

As disclosed in the risk factor “We may not be able to maintain compliance with the continued listing requirements of The Nasdaq Capital Market” above, on October 21, 2025, we received a notification letter from Nasdaq, notifying us that the minimum closing bid price per share for our Class A Ordinary Shares was below $1.00 for a period of 30 consecutive business days and as a result, the Company did not meet the minimum bid price requirement as set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq provided the Company with a 180-calendar-day compliance period, or until April 20, 2026, to regain compliance.

We are contemplating and may implement a share combination after this offering. A share combination would reduce the number of outstanding shares and proportionately increase the per-share trading price; however, there can be no assurance that the post-share combination market price of our Class A Ordinary Shares will be sustained. The share combination could adversely affect the liquidity of our Class A Ordinary Shares and increase price volatility. In addition, the share combination may be perceived negatively by the market and could result in a decline in the market price of our Class A Ordinary Shares. Any such effects could adversely impact our shareholders and the trading market for our Class A Ordinary Shares.

Risk Relating to our Company and Business

We may unable to effectively consolidate our recently acquired subsidiaries.

The success of our recent acquisitions depends on our ability to successfully integrate these businesses with our existing operations. If we are unable to effectively consolidate our recently acquired subsidiaries, our business, financial condition, and results of operations could be materially and adversely affected.

Since January 2025, we have completed several significant acquisitions, as described with more details in “Recent Developments”. The transition from a collection of acquired independent entities to a consolidated group under YY Group Holding Limited presents significant challenges, including risks related to:

●	Each of our acquired subsidiaries, historically operated with independent accounting systems and internal controls. We face risks that these systems may not be compatible or that we may fail to implement effective, group-wide internal controls over financial reporting in a timely manner.

●	Achieving the anticipated benefits of these acquisitions depends on our ability to successfully cross-train staff and share resources across our services divisions. Any failure to realize these synergies could result in higher-than-expected operating expenses and lower profitability.

●	Our senior management team needs to devote significant time and attention to the administrative and legal integration of entities and its property assets, potentially diverting focus from our core technology platform and strategic growth initiatives.

●	The success of our subsidiaries often depends on the specialized knowledge and relationships of their original management teams. If we are unable to retain key personnel during the integration process, our relationship with long-term clients could be damaged.

●	If the integrated entities do not meet their projected revenue targets, or if integration expenses exceed our estimates, our liquidity and results of operations may be adversely affected.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities (until March 18, 2026) and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of The Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

Effective March 18, 2026, pursuant to the Holding Foreign Insiders Accountable Act, directors and officers of foreign private issuers, including us, are required to comply with the reporting requirements of Section 16(a) of the Exchange Act. Notwithstanding the foregoing, directors and officers of a “foreign private issuer” remain exempt from Section 16(b) (short-swing profit liability) and Section 16(c) (short sale prohibitions).

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2026. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders are subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our unaudited capitalization as of June 30, 2025:

-	On an actual basis; and

-	On a pro forma as adjusted basis to reflect the issuance of (i) 1,350,000 Class A Ordinary Shares under the Company’s 2024 Share Incentive Plan to certain employees, executive and individual consultants for their continued service in the Company on December 5, 2025, (ii) 6,500,000 Class A Ordinary Shares under the Company’s 2025 Share Incentive Plan to certain employees, executive and individual consultants for their continued service in the Company on December 5, 2025, (iii) 9,523,812 Class A Ordinary Shares pursuant to the Securities Purchase Agreement, dated September 11, 2025 by and between the Company and certain institutional investors, for net proceeds of approximately $3,415,001, after deducting placement agent commissions and other offering expenses, (iv) 800,000 Class A Ordinary Shares to a consultant, which was issued out of treasury shares, and (v) the issuance and sale of the Secured Promissory Note in the principal amount of $1,100,000 for an aggregate purchase price of $1,000,000 on January 28, 2026;

-	On a pro forma, as further adjusted basis to reflect (i) the above; and (ii) the issuance and sale of up to $11,880,000 aggregate principal amount of a the Convertible Notes, Warrants to purchase up to 161,500,814 Class A Ordinary Shares (the “Warrants), up to 129,200,652 Class A Ordinary Shares issuable from time to time upon conversion of the Convertible Notes and up to 161,500,814 Class A Ordinary Shares issuable from time to time upon exercise of the Warrants, for net proceeds of approximately $9.664 million after deducting the Origination Fee, the Placement Agent’s fees and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of June 30, 2025
Shareholders’ Equity	Actual	Pro Forma as Adjusted(1)	Pro Forma as Further Adjusted(2)
	$	$	$
Share Capital, 50,712,366 Class A Ordinary Shares and 5,000,000 Class B Shares issued and outstanding on an actual basis as of June 30, 2025, and 68,886,178 Class A Ordinary Shares and 5,000,000 Class B Shares issued and outstanding on a pro forma as adjusted basis, and 359,587,644 Class A Ordinary Shares and 5,000,000 Class B Shares on a pro forma as further adjusted basis.	24,441,649	24,737,047	24,737,047
Reserves	9,361,624	11,785,610	11,785,610
Accumulated deficit	(12,538,723)	(15,497,105)	(17,713,105)
Total YY Group Holding Limited Shareholders’ Equity	21,264,550	21,025,552	18,809,552
Non-controlling interest	3,627,191	3,627,191	3,627,191
Total Shareholders’ equity	24,891,741	24,652,743	22,436,743
Indebtedness
Guaranteed bank loans	833,404	833,404	833,404
Financial institution loan	613,833	1,713,833	13,593,833
Recourse liability	3,978,394	3,978,394	3,978,394
Director’s Loan	1,791,149	1,791,149	1,791,149
Warrants liabilities		3,654,000	3,654,000
Total Indebtedness	7,216,780	11,970,780	23,850,780
Total Capitalization	32,108,521	36,623,523	46,287,523

Notes: Shares outstanding prior to and after the offering is based on 68,886,178 Class A Ordinary Shares issued and outstanding (not including 967,884 treasury shares) and 5,000,000 Class B Ordinary Shares as of the date of this prospectus supplement, and excludes: 1,614,476 Class A Ordinary Shares issuable to the prior shareholders of Property Facility Services Pte. Ltd. (“PFS”) on March 2, 2026, pursuant to a Supplemental Agreement dated January 29, 2026, as described with details in “Recent Developments” on Page S-3.

DILUTION

If you purchase our securities offered in this offering, your interest in our Class A Ordinary Shares will be diluted to the extent of the difference between the offering price per share and the pro forma net tangible book value per share after this offering. Dilution results from the fact that the per share offering price of the shares offered hereby is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares of Class A Ordinary Shares. Our net tangible book value attributable to shareholders at June 30, 2025 was $2,839,977, or approximately $0.04 per share. Net tangible book value per share as of June 30, 2025 represents the amount of total assets less intangible assets and total liabilities, divided by the number of our Class A Ordinary Shares and Class B Ordinary Shares outstanding.

As of June 30, 2025, after giving effect to the issuance of (i) 1,350,000 Class A Ordinary Shares under the Company’s 2024 Share Incentive Plan to certain employees, executive and individual consultants for their continued service in the Company on December 5, 2025, (ii) 6,500,000 Class A Ordinary Shares under the Company’s 2025 Share Incentive Plan to certain employees, executive and individual consultants for their continued service in the Company on December 5, 2025, (iii) 9,523,812 Class A Ordinary Shares pursuant to the Securities Purchase Agreement dated September 11, 2025 for net proceeds of approximately $3,515,001 after deducting placement agent commissions and other offering expenses, and 800,000 Class A Ordinary Shares to a consultant, which was issued out of treasury shares; and (v) the sales and issuance of (i) up to $11,880,000 aggregate principal amount of a the Convertible Notes, (ii) Warrants to purchase up to 161,500,814 Class A Ordinary Shares (the “Warrants), (iii) up to 129,200,652 Class A Ordinary Shares issuable from time to time upon conversion of the Convertible Notes and (iv) up to 161,500,814 Class A Ordinary Shares issuable from time to time upon exercise of the Warrants, and after deducting the Origination Fee, the Placement Agent’s fees and estimated offering expenses payable by us, our post offering pro forma net tangible book value will be approximately $384,979, or $0.0011 per share. This would result in dilution to investors in this offering of approximately $0.0909 per share, or approximately 98.8%. Net tangible book value per share would dilute present shareholders by $0.0367 per share attributable to the purchase of the Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after this offering and the dilution to persons purchasing the Shares in this offering based on the foregoing offering assumptions.

Floor price per Class A Ordinary Share	$0.0920
Net tangible book value per share as of June 30, 2025	$0.0378
Decrease in net tangible book value per share attributable to this offering	$0.0367
Pro forma net tangible book value per share after giving effect to this offering	$0.0011
Dilution per share to investors participating in this offering	$0.0909

The total number of Class A Ordinary Shares reflected in the discussion and table above is based on 68,886,178 Class A Ordinary Shares issued and outstanding (not including 967,884 treasury shares) and 5,000,000 Class B Ordinary Shares as of the date of this prospectus supplement, and excludes 1,614,476 Class A Ordinary Shares issuable to the prior shareholders of Property Facility Services Pte. Ltd. (“PFS”) on March 2, 2026, pursuant to a Supplemental Agreement dated January 29, 2026, as described with details in “Recent Developments” on Page S-3. To the extent that new options or other securities are issued under our equity incentive plans, or we issue additional Class A Ordinary Shares in the future, there will be further dilution to the persons being issued our Class A Ordinary Shares in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

USE OF PROCEEDS

Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

The proceeds from this offering, will be used as follows:

(i)	From the proceeds of the Initial Tranche Aggregate Purchase Price (i.e., $5,500,000), we will use: (1) $4,125,000 for working capital purposes, including without limitation (A) repayment of the Secured Promissory Note in the principal amount of $1,100,000 dated as of January 28, 2026, issued in favor of Lead Investor, to the extent still outstanding, (B) payment to Ault Lending, LLC (the “Lead Investor”) of a one-time due diligence and structuring fee in the amount of $220,000 (the “Origination Fee”) and reimbursement of the Lead Investor’s legal fees and expenses in connection with this offering, provided the Origination Fee and such legal fees and expenses shall be deducted from the Lead Investor’s payment of its Initial Tranche Purchase Price, and (C) payment of the Placement Agent’s fees in connection with this offering; (2) $375,000 for investor relations and public relations purposes; and (3) $1,000,000 to purchase preferred stock of Ault & Company, Inc., a Delaware corporation (“Ault & Company”), an affiliate of Lead Investor, on terms and conditions and pursuant to transaction documents satisfactory to the Lead Investor (the “Initial Tranche Preferred Stock Purchase”).

(ii)	From the proceeds of the Second Tranche Aggregate Purchase Price (i.e., $5,500,000), we will use: (1) $4,125,000 for working capital purposes, (2) $375,000 for investor relations and public relations purposes, and (3) $1,000,000 to purchase preferred stock of Ault & Company, on terms and conditions and pursuant to transaction documents satisfactory to Lead Investor (the “Second Tranche Preferred Stock Purchase”).

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash or deposit them in banks.

DESCRIPTION OF ORDINARY SHARES

General

As of the date of this prospectus supplement, under our amended and restated memorandum of association, the authorized shares of the Company consist of an unlimited number of shares, divided into Class A Ordinary Shares, no par value, and Class B Ordinary Shares, no par value (up to a maximum of 5,000,000 Class B Ordinary Shares), and there are 68,886,178 Class A Ordinary Shares (not including 967,884 treasury shares) and 5,000,000 Class B Ordinary Shares issued and outstanding as of the date of the prospectus supplement.

Description of Class A Ordinary Shares and Class B Ordinary Shares

The following is a summary of material provisions of our currently effective Amended and Restated Memorandum and Articles of Association, as well as the BVI Business Companies Act (Revised Edition) 2020 of the British Virgin Islands (the “Companies Act”) insofar as they relate to the material terms of our Class A Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire Amended and Restated Memorandum and Articles of Association, which have been filed with the SEC as Exhibit 99.1 to our Report on Form 6-K, as amended, initially filed with the SEC on January 20, 2026.

Distributions

The holders of our Class A Ordinary Shares are entitled to such dividends or other distributions as may be authorized by our directors by way of a simple majority decision, subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class A Ordinary Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class B Ordinary Share confers on the holder no equal share on the distribution of any surplus assets of the Company on its liquidation and no rights to share in any distribution paid by the Company in accordance with the Companies Act and the articles.

Voting rights

The rights of holders of the Class A Ordinary Shares and holders of the Class B Ordinary Shares are essentially identical except for voting rights. Holders of the Class A Ordinary Shares are entitled to one vote per share and holders of the Class B Ordinary Shares are entitled to 500 votes per share.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, a resolution put to a vote at a meeting of shareholders or an annual general meeting (“AGM”), will (in most cases) be passed and become a resolution of shareholders if it is passed by a simple majority of the votes cast in respect of the resolution, at a valid meeting of shareholders (or class of shareholders), by shareholders present (in person or by proxy) at the meeting who are entitled to vote on the resolution. Any action that may be taken by the shareholders at a meeting of shareholders (or class of shareholders) may also be taken by the shareholders (or class of shareholders) passing a written resolution of shareholders without the need for any prior notice to be given. A written resolution of shareholders is passed if signed or consented to (including by way of fax or email) by shareholders (or shareholders of the relevant class) who hold shares carrying a simple majority of the votes that may be cast in respect of the resolution who are entitled to vote on the resolution.

A fraction of a share confers on the holder the rights, obligations and liabilities of a whole share of the same class corresponding to the fraction other than the right to vote. If the holder of a fraction of a share acquires a further fraction of a share of the same class, the fractions will be treated as being consolidated.

Variation of rights

If the Company has different classes of shares in issue, unless the rights attaching to a class of shares state otherwise, the rights attached to that class may only be varied, whether the Company is a going concern or is being liquidated, (i) with the written consent of the holders of the majority of the issued Shares of that class, or (ii) by a resolution of shareholders of that class.

Meetings of shareholders

Any directors of the Company or the Chairman (by way of a simple majority decision) may call a meeting of shareholders (or a class of shareholders) if they decide to, and must call a meeting of shareholders (or a class of shareholders) if they are requested to do so in writing by shareholders entitled to exercise at least 30% of voting rights in respect of the matter for which the meeting is requested.

The Company shall hold a meeting of the shareholders in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, the Companies Act and Nasdaq listing rules.

A quorum is present at a meeting of shareholders or an AGM if one or more shareholders, who hold shares that carry at least one-third of the voting rights of all shares then in issue entitled to vote on all matters to be considered at the meeting, are present in person or by proxy meeting.

Where a quorum is not present within two hours of the time set for the start of the meeting of shareholders, it will be dissolved. In any other case, the meeting will be adjourned to the following day and be held at the same time and place or any other date, time and/or place the directors decide by a resolution of directors.

At any adjourned meeting where a quorum per the previous paragraph is not present, those shareholders who are present shall form a quorum (whatever the number of shares held by them).

A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 50 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

Any corporation which is a shareholder may, by a resolution of its directors or other governing body, authorize any individual to act as its representative at a meeting of shareholders (or class of shareholders) or an AGM (subject to the law of jurisdiction where the shareholder is constituted or derives its existence).

Protection of minority shareholders

We would normally expect BVI courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholders, (such as the right to vote), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Additionally, British Virgin Islands law provides certain shareholder remedies for a minority shareholder whose rights have been breached or who disagrees with the way the Company is being managed. These remedies include an action for unfair prejudice and a derivative action.

No pre-emptive rights

There are no pre-emptive rights applicable to the issue of the Company’s Class A Ordinary Shares or Class B Ordinary Shares under either British Virgin Islands law or our Amended and Restated Memorandum and Articles of Association.

Transfer of shares

The Class A Ordinary Shares listed on Nasdaq may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on Nasdaq (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a Class A Ordinary Share is only effective once the name of the transferee is entered in the register of shareholders.

The Class B Ordinary Shares are not transferrable, and no Class B Ordinary Share may be transferred by a shareholder to any person at any time, save where such transfer is made (i) pursuant to any share surrender, repurchase or redemption or (ii) by the personal representative of a deceased shareholder, in each case in accordance with the Amended and Restated Memorandum of Association.

Calls of shares

Subject to the Amended and Restated Memorandum and Articles of Association and the rights attaching to any class of shares, our directors may make calls on a shareholder for any amount of the issue price of the shareholder’s shares that has not been paid to the Company. A call must be made by giving at least 14 days’ written notice of call to the shareholder. A call may be made payable in instalments. The directors may postpone a call or revoke it (in whole or part). A call is taken to have been made at the time the resolution of directors to make the call is passed.

Inspection of books and records

Under the Companies Act, holders of our shares are entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

DESCRIPTION OF CONVERTIBLE NOTES

We are offering up to $11,880,000 aggregate principal amount of our 8% OID convertible promissory notes, which we refer to herein as the “Convertible Notes.” The Convertible Notes are unsecured obligations of the Company and are convertible into our Class A Ordinary Shares. The Convertible Notes are being issued pursuant to this prospectus supplement and the Purchase Agreement, in the form of Convertible Note attached as Exhibit A thereto.

This prospectus supplement also covers our Class A Ordinary Shares issuable from time to time upon conversion of the Convertible Notes.

The following is a description of the material terms of the Convertible Notes and the Purchase Agreement. Capitalized terms used in this description but not otherwise defined herein have the meanings assigned to them in the Convertible Notes or the Purchase Agreement, as applicable. This description supplements the information under “Description of Debt Securities” in the accompanying prospectus and replaces any inconsistent description therein. This summary is not complete and is qualified in its entirety by reference to the Convertible Notes and the Purchase Agreement. Copies of those documents are available as described under “Where You Can Find More Information.”

General

The Convertible Notes carry an ordinary issuance discount of 8%. In addition, bear an interest of ten percent (10%) per annum. The Convertible Notes are unsecured obligations of the Company, and are convertible into registered, freely tradable shares of our Class A Ordinary Shares as described below.

At any time a Convertible Note is outstanding, we are required to reserve at least 250% of the maximum number of shares of Class A Ordinary Shares issuable upon full conversion of all outstanding Convertible Notes.

The Convertible Notes contain customary adjustment mechanisms for stock splits, stock dividends and other similar corporate events, as well as protections in the event of a fundamental transaction, each as described below.

Offering; Subscription Price

Under the Purchase Agreement, we may issue one or more Convertible Notes in an aggregate principal amount of up to $11,880,000.

Each Convertible Note is issued at an 8% original issue discount. The discount reflects transaction economics negotiated with the Purchaser and is not interest for usury-law purposes.

Tranches

At the initial closing of this offering, subject to the terms and conditions set forth in the Purchase Agreement, we will issue one or more Convertible Notes to the Investors in the aggregate principal amount of $5,940,000 (the “Initial Tranche”).

On or prior the thirtieth (30th) calendar day following the date of the Purchase Agreement, subject to the terms and conditions set forth therein, we will issue to the Investors one or more additional Convertible Notes in the aggregate principal amount of $5,940,000 (the “Second Tranche”).

Maturity Date

Unless earlier converted or redeemed, the Convertible Notes will mature 24 months after their issuance date.

Conversion at the Option of the Holder; Conversion Price

The Holder may convert all or any portion of a Convertible Note at any time prior to maturity. Upon delivery of a conversion notice, the number of Class A Ordinary Shares issuable will equal the quotient calculated by dividing (A) the sum of (w) the portion of the principal of the Convertible Note to be converted, (x) accrued and unpaid interest with respect to such principal, (y) accrued and unpaid Late Charges with respect to such principal and interest, if applicable and (z) any other unpaid amounts pursuant to the Transaction Documents, if any (the “Conversion Amount”), by (B) the Conversion Price.

The conversion price of the Convertible Notes (the “Conversion Price”) is equal to the greater of (i) $0.092, as adjusted for share dividends, share splits, stock combinations and other similar transactions (the “Floor Price”), and the lower of (ii) 80% of the trading price of the Class A Ordinary Shares during the six (6) Trading Days immediately prior to (A) the date of the Purchase Agreement) or (B) the Conversion Date, but not greater than $1.50 per share, as adjusted for share dividends, share splits, stock combinations and other similar transactions.

Beneficial Ownership Limitation

Conversions are prohibited to the extent they would result in the holder beneficially owning more than 4.99% of our outstanding Class A Ordinary Shares, subject to the holder’s unilateral right to increase the cap to 9.99% upon 61 days’ prior notice.

Holder Redemption Rights

The Holder may require the Company to redeem outstanding principal for cash upon an Event of Default at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 125% (the “Redemption Premium”) or (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest closing price (Nasdaq Official Closing Price) of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment.

The Holder may require the Company to redeem outstanding principal for cash upon a Change of Control at a price equal to the greatest of (i) the product of (w) the Redemption Premium multiplied by (y) the Conversion Amount being redeemed, or (ii) the product of (x) the Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the Class A Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect, or (iii) the product of (y) the Redemption Premium multiplied by (z) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Ordinary Share to be paid to the holders of the Class A Ordinary Shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect.

If, at any time following any adjustment to the Floor Price, the Floor Price exceeds the closing price (Nasdaq Official Closing Price) of the Class A Ordinary Shares for five (5) consecutive Trading Days (a “Floor Price Event”), the Holder may require the Company to redeem all or any portion of a Convertible Note by delivering written notice thereof to the Company, indicating the Conversion Amount of the Convertible Note the Holder is electing to redeem. Such portion shall be redeemed by the Company at a price equal to the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium.

Adjustments

The Convertible Notes provide for customary anti-dilution adjustments if we pay stock dividends, subdivide or combine our outstanding Class A Ordinary Share, undertake certain reclassifications or recapitalizations, or complete dilutive issuances in the future. In any Fundamental Transaction, the holder will be entitled to receive the same securities, cash or other consideration as if the Convertible Notes had been converted immediately prior to that transaction. Any successor entity is required to assume the Company’s obligations under the Convertible Notes and the Purchase Agreement.

Covenants

While the Convertible Notes remain outstanding, the Company is required to reserve from its authorized but unissued Class A Ordinary Shares a number of shares equal to at least 250% of the maximum number of shares issuable upon full conversion of all outstanding Convertible Notes. The Company shall use its best efforts to maintain an effective registration statement and a corresponding prospectus to permit the issuance of registered shares upon conversion and the resale of such shares by the holder.

Until the later of (i) the date that all the of the Convertible Notes have been repaid in full or fully converted into Class A Ordinary Shares, and (ii) the date that the Investors collectively hold, or have the right to acquire, Convertible Notes and/or Class A Ordinary Shares issued upon conversion thereof representing an aggregate principal balance of less than $250,000, the Company shall not, and shall not permit any Subsidiary to, do any of the following without the Lead Investor’s prior written consent:

(i) (1) amend its certificate or memorandum and articles of association, articles of incorporation, bylaws or other or other applicable governing documents in any manner that, in the determination of any Purchaser exercisable in its sole and absolute discretion, adversely affects any rights of the holders of Notes or Conversion Shares, or any rights of the holders of Warrants or Warrant Shares, (2) whether or not prohibited by the terms of the Notes or the Warrants, circumvent a right or preference of the Notes or the Warrants, or (3) enter into any agreement with respect to any of the foregoing;

(ii) sell, transfer or otherwise dispose of any material assets required for the operations of the Company or its Subsidiaries and/or the Company’s or its Subsidiaries’ business except in the ordinary course of business, consistent with past practices;

(iii) make or declare, directly or indirectly, any dividend (in cash, stock, return of capital, or any other form of assets) on, or make any other payment or distribution with respect to any securities;

(iv) except in connection with (1) the incurrence of indebtedness in connection with any one or more issuance of the Convertible Notes pursuant to the Purchase Agreement and (2) indebtedness existing as of the Effective Date, incur indebtedness for borrowed money, purchase money indebtedness or lease obligations that would be required to be capitalized on a balance sheet prepared in accordance with GAAP, or guaranty the obligations of any other Person, in an aggregate amount at any time outstanding in excess of $100,000 in any individual transaction or $250,000 in the aggregate;

(v) other than Liens outstanding on the Effective Date, permit Liens to exist on its assets and properties securing indebtedness of the Company or any of its Subsidiaries in an aggregate amount at any time outstanding in excess of $100,000 in any individual transaction or $250,000 in the aggregate;

(vi) except for the Initial Tranche Preferred Stock Purchase and the Second Tranche Preferred Stock Purchase, invest in, purchase or acquire, directly or indirectly, in one or a series of related transactions, any assets or capital stock of any Person, wherein the aggregate purchase price or other consideration payable for such assets or capital stock shall exceed $100,000 in any one transaction or $250,000, in the aggregate;

(vii) except for Exempt Issuances, take any action to authorize, create or issue any securities;

(viii) enter into any transaction with any of the Company’s or its Subsidiaries’ officers, directors or employees or any Person, directly or indirectly, controlled by or under common control with the Company, its Subsidiaries or any of their officers, directors or employees (a “Related Party”) including, without limitation, any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Related Party, except for transactions entered into in the ordinary course with employees that are approved by the Company’s Board of Directors including the unanimous approval of the independent members thereof;

(ix) effect or permit, or offer or agree to effect or permit, a Change of Control with respect to the Company or any Subsidiary;

(x) discontinue the businesses in which it is engaged as of the Effective Date, or engage in any business other than the businesses in which it is engaged as of the Effective Date or any businesses or activities substantially similar or related thereto or ancillary to the operation thereof;

(xi) sell, lease, transfer, mortgage, pledge, otherwise encumber or dispose of any of its material assets (other than sales of products to customers in the ordinary course), waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it;

(xii) materially increase in any manner the compensation or fringe benefits of any of its directors, officers, employees, including any increase of pension or retirement allowance, life insurance premiums or other benefit payments to any such directors, officers or employees, or commit itself to any employment agreement or employment arrangement with or for the benefit of any officer;

(xiii) fail to remain in good standing with all applicable regulatory authorities, its independent registered public accounting firm and its outside counsel;

(xiv) reclassify the Class A Ordinary Shares or any other shares or any class or series of capital stock hereafter which in any manner adversely affects any holder of Notes or Warrants; or

(xv) enter into any agreement to effectuate any of the foregoing actions.

Delivery of Shares Upon Conversion

Conversion Shares must be delivered through DWAC within two trading days after the Company’s receipt of a Conversion Notice. If the Company fails to deliver shares when due, it is required to pay an amount equal to two percent (2%) of the product of (A) the sum of the number of Class A Ordinary Shares not issued to the holder on or prior to the Share Delivery Deadline and to which the holder is entitled, multiplied by (B) any trading price of the Class A Ordinary Shares selected by the holder in writing as in effect at any time during the period beginning on the applicable conversion date and ending on the applicable delivery deadline. If the holder is required to purchase shares in the market to cover a sale because the Company did not deliver the Conversion Shares on time, the Company is obligated to reimburse the holder for any loss arising from such “buy-in.”

Ranking

The Convertible Notes constitute unsecured obligations of the Company and rank pari passu with all other unsecured indebtedness of the Company.

Transferability

Subject to applicable laws, the Convertible Notes may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the Convertible Notes offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of the Convertible Notes will be limited.

Rights as a Shareholder

Except as otherwise provided in the Convertible Notes or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Convertible Note does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the issuance of Class A Ordinary Shares upon exercise of the Convertible Notes . Holders of Warrants have the right to participate in certain distributions as specified in the Convertible Notes.

Governing Law

The Convertible Notes are governed by New York law.

DESCRIPTION OF WARRANTS

We are offering Warrants to purchase up to 161,500,814 Class A Ordinary Shares. The Warrants are being issued pursuant to this prospectus supplement and the Purchase Agreement, in the form of Warrant attached as Exhibit B thereto.

This prospectus supplement also covers our Class A Ordinary Shares issuable from time to time upon exercise of the Warrants.

The following is a description of the material terms of the Warrants and the Purchase Agreement. Capitalized terms used in this description but not otherwise defined herein have the meanings assigned to them in the Warrants or the Purchase Agreement, as applicable. This description supplements the information under “Description of Warrants” in the accompanying prospectus and replaces any inconsistent description therein. This summary is not complete and is qualified in its entirety by reference to the Warrants and the Purchase Agreement. Copies of those documents are available as described under “Where You Can Find More Information.”

Exercisability

The Warrants are immediately exercisable at any time after their issuance and at any time up to the date that is five years after their issuance. Each of the Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise, as discussed below). In the event we do not deliver Class A Ordinary Shares upon exercise of the Warrants within the time periods specified in the Warrants, we may be required to pay an amount equal to 5% of the product of (A) the number of Class A Ordinary Shares not so credited to holder or holder’s nominee multiplied by (B) the closing price (Nasdaq Official Closing Price) of the Class A Ordinary Shares on the Trading Day immediately preceding the Required Delivery Date. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Warrant. If the holder is required to purchase shares in the market to cover a sale because the Company did not deliver the Warrant Shares on time, the Company is obligated to reimburse the holder for any loss arising from such “buy-in.”

Cashless Exercise

At any time the holder may, in its sole discretion, subject to the terms and conditions set forth in the Warrants, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “Net Number of Class A Ordinary Shares determined according to the following formula set forth below (a “Cashless Exercise”):

Net Number = (A x B) / C

For purposes of the foregoing formulas:

A =	The total number of Class A Ordinary Shares with respect to which the Warrant is then being exercised.

B =	The Black Scholes value of an option for one Class A Ordinary Share at the date of the applicable Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of five (5) years (regardless of the actual remaining term of the Warrant).

C =	The lower of the two Closing Bid Prices (as defined in the Warrants) of the Class A Ordinary Shares in the two trading days prior to the time of such exercise, but in any event not less than $0.092 (which shall be adjusted for share dividends, share splits, share combinations, or other similar transactions) (the “Floor Price”).

In no event shall the Net Number issuable be more than 125% of the aggregate number of Warrant Shares that would be issuable upon exercise of a Warrant in accordance with the terms of the Warrant if such exercise were effected by means of a cash exercise rather than a Cashless Exercise.

Exercise Limitation

A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder prior to the issuance of any warrants, up to 9.99%) of the number of shares of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price

Each Warrant offered hereby will have an initial exercise price per Ordinary Share equal to $0.193095. The Warrants provide for customary anti-dilution adjustments if we pay stock dividends, subdivide or combine our outstanding Class A Ordinary Share, undertake certain reclassifications or recapitalizations, or complete dilutive issuance in the future. In any Fundamental Transaction, the holder will be entitled to receive the same securities, cash or other consideration as if the Warrants had been exercised immediately prior to that transaction. Any successor entity is required to assume the Company’s obligations under the Warrants and the Purchase Agreement

If the exercise price is adjusted, the number of Class A Ordinary Shares underlying the Warrants will also be proportionally increased so that the number of Warrant Shares issued upon exercise of the Warrants multiplied by the exercise price of the Warrants is the same before and after the adjustment.

Covenants

While the Warrants remain outstanding, the Company is required to reserve from its authorized but unissued Class A Ordinary Shares a number of shares equal to at least 250% of the maximum number of shares issuable upon full conversion of all outstanding Warrants. The Company shall use its best efforts to maintain an effective registration statement and a corresponding prospectus to permit the issuance of registered shares upon conversion and the resale of such shares by the holder.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the Warrants offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the issuance of Class A Ordinary Shares upon exercise of the Warrant. Holders of Warrants have the right to participate in certain distributions as specified in the Warrant.

Governing Law

The Warrants are governed by New York law.

PLAN OF DISTRIBUTION

Spartan Capital Securities, LLC (the “Placement Agent”) has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the engagement letter, dated January 28, 2026, between us and the Placement Agent, as amended to date (the “Engagement Letter”). The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we have entered into a securities purchase agreement directly with each investor in connection with this Offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

We currently anticipate that the Initial Tranche closing of the sale of the securities is expected to take place on or about March 2, 2026, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the securities pursuant to the Initial Tranche and the Second Tranche offered under this prospectus supplement will be approximately $10,175,000, after deducting estimated offering expenses payable by us and Placement Agent fees (before other expenses discussed elsewhere in this prospectus supplement), as described below. Our obligation to issue our Class A Ordinary Shares upon conversion of the Convertible Notes and exercise of the Warrants to the holders is subject to the terms and conditions set forth in the Convertible Notes, the Warrants and the Purchase Agreement, including restrictions on our ability to issue any other securities at any time any Convertible Notes remain outstanding.

Fees and Expenses

Under the terms of the Engagement Letter, we will pay the Placement Agent a cash commission for its services in acting as our exclusive placement agent. The aggregate compensation payable to the Placement Agent for a private placement of securities shall be equal to 7.5% of the aggregate gross proceeds raised in such placement. Such commission shall be paid at the closing of the transaction. We have also agreed to reimburse the Placement Agent for its reasonable and documented out-of-pocket expenses.

We have agreed to pay the Placement Agent certain cash fees set forth in the table below, which assumes that we sell all of the securities we are offering pursuant to this prospectus supplement. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in the Offering as set forth in the table below.

Total
Aggregate Principal Amount of Convertible Notes	$11,880,000
Offering Price (reflecting 8% OID)	$11,000,000
Placement Agent fees(1)	$825,000
Proceeds, before expenses, to us(2)	$10,175,000

(1)	Consists of a cash fee of 7.5% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants issued in this offering.

Unless the parties agree otherwise, settlement for sales of securities will occur on the trading day following the date on which any sales are made. Sales of our securities will be settled through the facilities of The Depository Trust Company or by such other means as we and the Placement Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Placement Agent is not required to sell any specific amount of securities, but will act as our Placement Agent using its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the securities. The obligations of the Placement Agent under the Engagement Letter to sell our securities are subject to a number of conditions that we must satisfy. In connection with the sales of our securities on our behalf, the Placement Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Placement Agreement to provide indemnification and contribution to the Placement Agent with respect to certain liabilities, including liabilities under the Securities Act.

Right of First Refusal

Pursuant to the Engagement Letter, the Placement Agent has a right of first refusal for a period of six months after the date a transaction is completed or commencement of sales under an offering or financing, to act as sole investment banker, sole book-runner, and/or sole placement agent, at Placement Agent’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to the Placement Agent for such Subject Transactions. The Placement Agent shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Placement Agent. The Company may sell securities directly to its directors and affiliates as provided in the Engagement Letter, so long as no broker-dealer or other party receiving a fee in for providing similar services is involved in such a transaction.

Regulation M Compliance

The Placement Agent will be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal will be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Purchase Agreement. We have also agreed to contribute to payments the Purchase Agent may be required to make in respect of such liabilities.

Market Listing

Our Class A Ordinary Shares are traded on The Nasdaq Capital Market under the symbol “YYGH.”

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation, located at 17755 US Hwy 19 N, Clearwater, FL 33764. The phone number of the transfer agent is +1 303-662-1112.

Other Relationships

From time to time, the Placement Agent and/or its affiliates have provided or may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business. The Placement Agent has received, or may in the future receive, customary fees and commissions for these transactions.

The Lead Investor and certain employees of the Placement Agent entered into participation agreements, whereby such Placement Agent employees were entitled to participate in a portion of this offering and to receive profits through such participation, if any.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

TAXATION

British Virgin Islands Tax Considerations

A holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI. The laws of the BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the Companies Act.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the Companies Act. In addition, shares of companies incorporated or re-registered under the Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

There is no income tax treaty or convention currently in effect between the United States and the BVI.

Under the current laws of BVI, our company is not subject to tax on income or capital gains.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by U.S. Holders (as defined below) that acquire our Class A Ordinary Shares and hold our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Class A Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Class A Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Class A Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Class A Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Class A Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Class A Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill) we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares (which may be volatile). It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Furthermore, we cannot guarantee that, once listed, our Class A Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Class A Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Class A Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Ordinary Shares held at the end of the taxable year over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR OF OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

LEGAL MATTERS

We are being represented by Chen Chen and Associates PLLC and Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities laws. The validity of the Class A Ordinary Shares offered hereby will be opined upon for us by Mourant Ozannes (British Virgin Islands). Certain legal matters as to Singapore law will be passed upon for us by Triangle Legal LLC. We may rely upon Mourant Ozannes (British Virgin Islands) with respect to matters governed by the law of the British Virgin Islands. We may rely on Triangle Legal LLC with respect to matters governed by Singapore law.

EXPERTS

The consolidated financial statements of YY Group Holding Limited appearing in our 2024 Annual Report have been audited by Marcum Asia CPAs LLP (“Marcum Asia”), independent registered public accounting firm, as set forth in their report, thereon, and incorporated herein by reference. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001, United States.

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a company incorporated with limited liability under the laws of the British Virgin Islands. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, British Virgin Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; and

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

British Virgin Islands

Mourant Ozannes (British Virgin Islands), our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by our BVI legal counsel, Mourant Ozannes (British Virgin Islands), that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy). A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment does not qualify as a judgement to which the Reciprocal Enforcement of Foreign Judgment Acts 1959 of Singapore applies or was not registered in accordance with the provisions of the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore; (b) the courts of the country of the original court of the foreign judgment had no jurisdiction in the circumstances of the case, (c) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (d) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (e) the foreign judgment was obtained by fraud; (f) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law; (g) the rights under the judgment are not vested in the person by whom the application for registration of the foreign judgment was made; (h) a foreign judgment that has been wholly satisfied, discharged or a judgment which cannot be enforced by execution in the country of the original court, (i) if the matter in dispute in the proceedings in the original court had before the date of the foreign judgment in the original court been the subject of a final and conclusive judgment by a court having jurisdiction in the matter; or (j) if the notice of registration of the foreign judgment was defective or has not been served on the judgment debtor.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, the Singapore courts generally do not recognize or enforce such judgments to the extent that they are punitive or penal. As at the date of this prospectus supplement, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to automatically enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

Malaysia

There is an element of uncertainty regarding the recognition or enforcement of judgments obtained against us, our directors, or officers by United States courts, based on the civil liability provisions of US securities laws or state laws. It is also unclear whether the courts in Malaysia would entertain original actions brought against us, our directors, or officers, based on the securities laws of the United States.

Be it as it may, the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA must be enforced according to the common law rule in Malaysia. Even though the United States is not listed as a reciprocating country in the First Schedule to REJA, a judgment issued in the United States can still be enforced in Malaysia under Malaysian common law principles. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:

(a)	The judgment is for a definite sum, and which is final and conclusive;

(b)	The original court granting the judgment had jurisdiction in the action;

(c)	The judgment was not obtained by fraud;

(d)	The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	The enforcement of the judgment would not be contrary to public policy in Malaysia.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus supplement will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the following documents that we have filed with the SEC pursuant to the Exchange Act, which is considered to be a part of this prospectus supplement:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on April 8, 2025;

●	Our Current Reports on Form 6-K (including amendments) filed on April 8, 2025; April 15, 2025; May 30, 2025; June 3, 2025; June 6, 2025; June 13, 2025; July 1, 2025; July 7, 2025; August 5, 2025; August 5, 2025; August 5, 2025; August 5, 2025; August 11, 2025; August 15, 2025; August 18, 2025; August 28, 2025; September 4, 2025; September 8, 2025; September 12, 2025; September 19, 2025; September 22, 2025; September 25, 2025; October 3, 2025; October 23, 2025; November 28, 2025; December 29, 2025; December 29, 2025; January 20, 2026; January 28, 2026; February 4, 2026; February 20, 2026; February 27, 2026; and February 27, 2026; and

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on April 18, 2024, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed on Form 20-F after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) shall be deemed to be incorporated by reference into the prospectus supplement. In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (i) after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement or (ii) after the effective date of the registration statement of which this prospectus supplement is a part and prior to the termination of the offering of securities offered pursuant to this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You can obtain any of the filings, documents or information incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Current Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website (https://www.yygroupholding.com/) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement (including any exhibits that are specifically incorporated by reference in that information) at no cost, upon written or oral request to:

YY Group Holding Limited

60 Paya Lebar Road

#09-13/14/15/16/17

Paya Lebar Square

Singapore 409051

Attention: Chief Financial Officer

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement, and its accompanying base prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement and its accompanying base prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

$100,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

YY Group Holding Limited

We may offer, from time to time, in one or more offerings, Class A ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “YYGH”, and our warrants are listed on the Nasdaq Capital Market under the symbol “YYGH”. On April 22, 2025, the last reported sales price of our Class A Ordinary Shares was $1.0400 per share.

The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement. We may experience price volatility in our stock. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the BVI Financial Services Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

COMMONLY USED DEFINED TERMS

Except where the context otherwise requires and for purposes of this prospectus only the term:

“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company as amended and restated by a resolution of shareholders passed on November 10, 2023 and as amended and or restated (as the case may be) from time to time.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company as amended and restated by a resolution of shareholders passed on November 10, 2023, as amended and / or restated (as the case may be) from time to time.

“Amended and Restated Memorandum and Articles of Association” means, collectively, the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association.

“BCA” means Building and Construction Authority of Singapore.

“Business Day” means a day (other than a Saturday, Sunday, or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Class A Shares” means a class of shares of the Company with no par value and entitled to one (1) vote per share.

“Class B Shares” means a class of shares of the Company with no par value and entitled to twenty (20) votes per share.

“Company” or “our Company” means YY Group Holding Limited, a company incorporated in the BVI on February 21, 2023.

“Companies Act” means the BVI Business Companies Act (Revised Edition) 2020 of the BVI.

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any variants, evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“GST” means the Goods and Services Tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.

“HDB” means the Housing & Development Board of Singapore.

“Hong Ye (SG)” means Hong Ye Group Pte. Ltd.

“Hong Ye (MY)” means Hong Ye (Maintenance) (MY) Sdn Bhd.

“HR” means human resources.

“HRO” means human resources outsourcing.

“Independent Directors” means the independent non-executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“IMDA” means the Infocomm Media Development Authority of Singapore.

“IoT” means the Internet of Things.

“MAS” means the Monetary Authority of Singapore.

“MICE” means Meetings, Incentives, Conferences, and Exhibitions.

“MOM” means the Ministry of Manpower of Singapore.

“NEA” means the National Environmental Agency of Singapore.

“RM” means Malaysian ringgit, the lawful currency of Malaysia.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SBF” means the Singapore Business Federation.

“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

“US$,” “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

“VCQ” means V Capital Quantum Sdn Bhd is a subsidiary of VCI Global Limited, a Nasdaq listed company.

“WSH” means the Workplace Safety and Health Council of Singapore, a statutory body under the MOM.

“YY Circle (MY)” means YY Circle Sdn Bhd.

“YY Circle (SG)” means YY Circle (SG) Private Limited.

“YY Circle (AU)” means YY Circle (AU) Pty Ltd.

“YY Circle (Cambodia)” means YY Circle (Cambodia) Co., Ltd

“YY Circle (Korea)” means YY Circle Korea Co., Ltd

“YY Circle (HK)” means YY Circle (HK) Pte. Limited

“YY Circle (MY)” means YY Circle Sdn Bhd.

“YY Circle (Netherlands)” means YY Circle Netherlands B.V

“YY Circle (Perth)” means YY Circle (Perth) Pty Ltd

“YY Circle (SG)” means YY Circle (SG) Private Limited.

“YY Circle (UAE)” means YY Circle Human Resources Consultancies LLC

“YY Circle (UK)” means YY Circle UK Ltd

“YY Circle (VN)” means YY Circle (Vietnam) Company Limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	introduction of new product and service offerings;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	expected growth of our customers, including consolidated account customers;

●	competition in our industry;

●	government policies and regulations relating to our industry;

●	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry

●	any recurrence of the COVID-19 pandemic and scope of related government orders and restrictions and the extent of the impact of the COVID-19 pandemic on the global economy;

●	other factors that may affect our financial condition, liquidity and results of operations; and

●	other risk factors discussed under “Item 3. Key Information — 3.D. Risk Factors.”

We would like to caution you not to place undue reliance on forward-looking statements and you should read these statements in conjunction with the cautionary statements included in this prospectus and in “Item 3. Key Information — 3.D. Risk Factors.” section in our most recent annual report on Form 20-F incorporated by reference herein. Those risks are not exhaustive. We operate in an emerging and evolving environment. New risk factors emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

Corporate History and Structure

Corporate Structure

Our Company was incorporated in the British Virgin Islands on February 21, 2023, under the Companies Act as a company with limited liability. The Company is authorized to issue an unlimited number of shares, divided into Class A Shares of no-par value, and Class B Shares of no-par value (up to a maximum of 5,000,000 Class B Shares). As of the date of this prospectus, there are 52,480,250 Class A Ordinary Shares issued and outstanding and 5,000,000 Class B Ordinary Shares issued and outstanding.

Organization Chart

The chart below sets out our corporate structure.

Subsidiaries

A description of our subsidiaries is set out below.

YY Circle (SG)

On June 13, 2019, YYJOBS Pte. Ltd. was incorporated in Singapore as a private company limited by shares. It commenced business on June 13, 2019 and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. On July 24, 2019, YYJOBS Pte. Ltd. changed its company name to YYLIFE Pte. Ltd. On November 29, 2022, YYLIFE Pte Ltd changed its corporate name to YY Circle (SG). As part of a group reorganization on August 1, 2023, YY Circle (SG) became a wholly owned subsidiary of our Company.

Hong Ye (SG)

On December 28, 2010, Hong Ye (SG) was incorporated in Singapore as a private company limited by shares. Hong Ye (SG) commenced business on December 28, 2010 and is principally engaged in the operation of an employment agency focusing on providing casual labor and cleaning services to customers. As part of a group reorganization on August 1, 2023, Hong Ye (SG) became a wholly owned subsidiary of our Company.

YY Circle (MY)

On July 22, 2022, YY Circle (MY) was incorporated in Malaysia as a private company limited by shares. YY Circle (MY) commenced business on July 22,2022 and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. As part of a group reorganization on 3 May 2023, YY Circle (MY) became a majority owned subsidiary of our Company, with a remaining 10% of the Company owned by Teng Sin Ken, who is the Company’s Chief Information Officer and a director of YY Circle (MY).

Hong Ye (MY)

On November 8, 2022, Hong Ye (MY) was incorporated in Malaysia as a private company limited by shares. Hong Ye (MY) commenced business on November 8, 2022 and is principally engaged in the provision of cleaning services to our customers. As part of a group reorganization on 3 May 2023, Hong Ye (MY) became a wholly owned subsidiary of our Company.

YY Circle (AU)

On June 14, 2023, YY Circle (AU) Pty Ltd (“YY Circle (AU)”) was incorporated in New South Wales, Australia as a proprietary company limited by shares.

On January 12, 2024, Mr. Samuel Nicolas Astbury, the former director of YY Circle (AU) transferred 100% shares to Mr. Andrew Dvash.

On March 1, 2024, Mr. Andrew Dvash, who is a director of YY Circle (AU) transferred 95% of shares to the Group CEO Mr. Fu Xiaowei.

On May 1, 2024, Mr. Fu Xiaowei transferred all the shares to our Company. YY Circle (AU) became a majority owned subsidiary, with a remaining 5% of the company owned by Andrew Dvash.

On July 1, 2024, Mr. Andrew Dvash formally resigned as a director of YY Circle (AU) and transferred his 5% shareholding to Mr. Fu Xiaowei. Concurrently, Mr. Fu Xiaowei was appointed as a director of YY Circle (AU).

On July 29, 2024, Mr. Ricky Walker was appointed as a director of YY Circle (AU) and received a transfer of 5% shareholding from Mr. Fu Xiaowei. Subsequently, on July 31, 2024, Mr. Fu Xiaowei resigned from his position as a director of YY Circle (AU).

YY Circle (VN)

On February 6, 2024, YY Circle (Vietnam) Company Limited (“YY Circle (VN)”) was incorporated in Vietnam as a limited liability company with multiple members by shares. YY Circle (VN) commenced business on February 6, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (VN) is a majority owned by our subsidiary YY Circle (SG), with a remaining 5% of the company owned by Tran Hai Lan, who is a director of YY Circle (VN).

YY Circle (Cambodia)

On July 9, 2024, YY Circle (Cambodia) Co., LTD (“YY Circle (Cambodia)”) was incorporated in Cambodia as a limited liability company with multiple members by shares. YY Circle (Cambodia) commenced business on July 9, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Cambodia) is 50% owned by our subsidiary YY Circle (SG) which holds controlling interest. The remaining 50% of the company is owned by Cambodian Investment Management Holding Co., LTD.

YY Circle (UAE)

On July 15, 2024, YYCIRCLE HUMAN RESOURCES CONSULTANCIES LLC (“YY Circle (UAE)”) was incorporated in UAE as a limited liability company with multiple members by shares. YY Circle (UAE) commenced business on July 15, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (UAE) was initially majority owned by Group CEO, Mr. Fu Xiaowei, with the remaining 5% of the company owned by Mr. Ramy Mahmoud Kamel Attia, who is also a director of YY Circle (UAE).

On December 16, 2024, Mr. Fu Xiaowei transferred all his shares to YY Group Holding Limited, resulting in YY Circle (UAE) becoming a majority-owned subsidiary of YY Group Holding Limited. Mr. Ramy Mahmoud Kamel Attia continues to hold 5% of the shares and remains a director of YY Circle (UAE).

Mediaplus Limited

On July 29, 2024, Mediaplus Limited was officially incorporated in the British Virgin Islands (BVI). As a wholly-owned subsidiary of YY Group Holding Limited, this incorporation marks a strategic milestone in YY Group’s expansion and diversification initiatives. On January 2, 2025, Mediaplus Limited acquired 54% of the shares in Mediaplus Venture Group Pte Ltd, thereby becoming the majority owner of the company.

YY Circle (Korea)

On July 29, 2024, YY Circle Korea Co., Ltd (“YY Circle (Korea)”) was incorporated in Korea as a limited liability company with multiple members by shares. YY Circle (Korea) commenced business on July 29, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Korea) is a majority owned by the company, with a remaining 5% of the company owned by Kim In Soo, who is a director of YY Circle (Korea).

YY Circle (HK)

On October 26, 2022, YY Circle (HK) Pte. Limited (“YY Circle (HK)”) was incorporated in Hong Kong as a limited liability company with sole member by shares. YY Circle (HK) commenced business on October 26, 2022 and is principally engaged in the provision of manpower outsourcing service to customers via the YY App . YY Circle (HK) is a majority owned by the Company, with a remaining 10% of the company owned by Anthony Ip, who is a director of YY Circle (HK).

YY Circle (UK)

On August 3, 2024, YY Circle UK LTD (“YY Circle (UK)”) was incorporated in England and Wales as a limited liability company with multiple members by shares. YY Circle (UK) commenced business on August 3, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (UK) is a majority owned by the company, with a remaining 5% of the company owned by Alper Zan, who is a director of YY Circle (UK).

YY Circle (Perth)

On October 15, 2024, YY Circle (Perth) Pty Ltd (“YY Circle (Perth)”) was incorporated in Perth as a limited liability company with multiple members by shares. YY Circle (Perth) commenced business on October 15, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Perth) is a majority owned by the company, with a remaining 5% of the company owned by Wai Yip Yuen, who is a director of YY Circle (Perth).

YY Smart Tech Pte Ltd

On December 2, 2024, YY Smart Tech Pte Ltd was incorporated in Singapore as a limited liability company with multiple members by shares. YY Smart Tech Pte Ltd commenced business on December 2, 2024 and is principally established to consolidate and enhance the company’s IT services. YY Smart Tech Pte Ltd is a majority owned by the company, with a remaining 20% of the company owned by Qin Qin, who is a director of YY Smart Tech Pte Ltd.

YY Circle (Netherlands)

On December 18, 2024, YY Circle Netherlands B.V (“YY Circle (Netherlands)”) was incorporated in Netherlands as a limited liability company with multiple members by shares. YY Circle (Netherlands) commenced business on December 18, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (UAE) is a majority owned by the company, with a remaining 5% of the company owned by KSK Group International B.V.

Corporate Information

We were incorporated in the British Virgin Islands on February 21, 2023. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Our principal executive office is at 60 Paya Lebar Road #09-13/14/15/16/17 Paya Lebar Square Singapore 409051. Our telephone number at this location is +65 6604 6896. Our principal website address is yygroupholding.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Business Overview

We are a data and technology driven company focused on developing enterprise intelligent labor matching services and smart cleaning services founded in Singapore. Through our subsidiaries, we provide enterprise manpower outsourcing and smart cleaning services in Singapore and Malaysia.

Since our inception in 2010, we have established ourselves as a trusted and experienced manpower supplier in the traditional recruitment industry. In June 2019, we digitalized our traditional staffing processes by introducing our proprietary technology innovation of an online marketplace for manpower outsourcing, the YY Circle Super App (“YY App”). Our manpower outsourcing service segment is anchored by the YY App, which is a one-stop intelligent manpower outsourcing platform that simplifies and streamlines the staffing process for our customers. Our platform supports a growing online community and network of users looking for both part-time and full-time work from our customers that come from a broad range of industries including hotels, food and beverage, and private clubs. As of December 31, 2024, we have a total of 346 customers, with 132 customers in cleaning services business and 214 customers in the manpower outsourcing business. For YY App, we recorded 519,228 downloads, and 183,057 total active users by December 31, 2024, increasing from 424,357 downloads and 143,831 total active users recorded as of December 31, 2023. The daily, weekly, and monthly active users as of December 31, 2024 were 1,474, 3,863 and 10,444 respectively, and we have conversion and average retention rates of approximately 9.35% and 32.23% respectively. The conversion rate is calculated by dividing the total number of registrations from the total number of downloads. The retention rate is calculated by dividing the total number of active users by the total number of registrations. The total number of man hours deployed approximated 6 million hours. We believe that our diverse range of listings and comprehensive range of man-power related services provides an effective channel for customers to market their job openings and for our users to find work arrangements that complement their schedules and provide them a reliable source of income.

In 2018, to complement our manpower outsourcing business segment, we established our professional cleaning business, serving a broad base of customers including food and beverage outlets, luxury shopping malls and 4–5-star hotels. We provide professional cleaning and janitorial services that are fully customizable to meet the specific requirements of our customers and regulators. Our range of services includes commercial cleaning for offices and schools, hospitality cleaning for hotels and shopping centers, industrial cleaning, facade cleaning, disinfection services, stewarding services for Meetings, Incentives, Conferences, and Exhibitions (“MICE”) and banquets, and pest control services. In addition, we offer cleaning robots and machines to enhance our cleaning performance by deploying them at designated premises. The cleaning services segment of our business is complemented by our YY Smart iClean App, which is an innovative smart toilet central management platform integrated with automated sensors and Internet of Things (“IoT”) devices that allows our customers to improve productivity, manage resources efficiently, and enjoy significant cost savings. The IoT technology provides real-time data insights, allowing our customers to track the usage of toilets and monitor the cleaning progress of our staff, ensuring the highest level of quality and efficiency in our services. As of December 31, 2024, we have 612 active cleaners available to service our customers based on the existing cleaning engagements.

Since our inception, our business has generated significant growth in revenue. Our revenue increased from $20,022,529 for the year ended December 31, 2022, to $31,772,286 for the year ended December 31, 2023, representing an increase of $11,749,757 or approximately 58.7%. Our cost of revenue increased from $17,450,131 for the year ended December 31, 2022 to $28,120,506 for the year ended December 31, 2023, representing an increase of $10,670,375 or approximately 61.1%. Our profit for the year increased from $761,340 for the year ended December 31, 2022, to $864,037 for the year ended December 31, 2023, representing an increase of $102,697 or approximately 13.5%.

Our revenue increased from $31,772,286 for the year ended December 31, 2023, to $ 41,103,389 for the year ended December 31, 2024, representing an increase of $9,331,103 or approximately 29.4%.  Our cost of revenue increased from $28,120,506 for the year ended December 31, 2023 to $35,844,936 for the year ended December 31, 2024, representing an increase of $7,724,430 or approximately 27.5%. Our profit for the year decreased from $864,037 for the year ended December 31, 2023, to a loss of $4,844,498 for the year ended December 31, 2024, representing a decrease of $5,708,535 or approximately 660.7%.

Competitive Strengths

We have an experienced management team

We have an experienced management team, led by Mr. Fu Xiaowei, our Chairman and Chief Executive Officer, who has been instrumental in spearheading the growth of our Group. He has over 12 years of experience in the cleaning and manpower outsourcing industries in Singapore and is primarily responsible for the planning and execution of our Group’s business strategies and managing our Group’s customer relationships. Our Group is supported by an experienced management team with substantial experience in the provision of manpower in Singapore.

Competitive Strengths of our Manpower Outsourcing Service

We provide a high rate of job fulfilment for our customers

Our company values customer satisfaction and achieves it through a 90% fulfilment rate and streamlined processes, enabled by technology. We calculate the fulfillment rate by comparing the number of requisitioned tasks to the number of successfully fulfilled tasks. This ensures fast and reliable service without sacrificing quality, building a loyal customer base.

We provide higher efficiency at lower staffing costs for our customers

Our company’s extensive pool of skilled part-time workers, accessed through a user-friendly app, allows for a scalable and customized service with dynamic pricing. Skilled workers ensure high-quality service that is efficient and cost-effective. This makes us a strong player in the manpower outsourcing and cleaning market, serving businesses of all sizes and industries.

We provide a seamless user onboarding experience

Our company uses data analytics to match suitable casual laborers to customers. This leads to faster onboarding, improved efficiency and enhanced customer satisfaction from having the casual laborers with the best fit.

We have strong and stable relationships with our customers

Over the last thirteen years, we have developed strong and stable relationships with our key customers in the region. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our customers from the hotel sectors regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base from various industries such as hotels, retail, and logistics.

We have strived to maintain stable business relationships with our key customers. For the fiscal years ended December 31, 2024, 2023, and 2022, our top five customers accounted for approximately 28%, 35% and 24% of total revenue related to our manpower outsourcing services respectively, and four of our top five customers have more than two years of business relationships with us.

Competitive Strengths of our Cleaning service

Proficiency of our Cleaning Staff

Our company values highly skilled cleaning staff and uses industry leading technology such as the YY Smart iClean app to enhance their effectiveness. Ongoing training keeps us ahead of the competition and enables us to deliver exceptional cleaning results for the highest level of customer satisfaction.

Better Management of Manpower

Our supervisors use features such as the daily deployment and daily tasks from our IoT platform to monitor cleaning staff across multiple venues, maintaining high-quality work through accountability. This efficient management leads to reliable and consistent service for our customers.

Real-Time Tracking & Analysis

Our real-time tracking and analysis capabilities enable us to optimize staffing and cleaning processes and address issues promptly, resulting in a more reliable and consistent level of service for our customers. Our platform collects data from the various cleaning tasks and our software analyses the trends from these data to optimize deployment of manpower for cleaning. With our data analytics technology, we are better able to anticipate and respond to cleaning needs proactively, leading to higher levels of satisfaction for our customers.

We have strong and stable relationships with our customers

Since the commencement of our Group’s business over the last five years, we have developed strong and stable relationships with our key customers in the region. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our retail commercial customers regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base from various industries such as retail commercial, hospitality, hospitals, food centers and airlines.

We have strived to maintain stable business relationships with our key customers. For the fiscal years ended December 31, 2024, 2023, and 2022, our top five customers accounted for approximately 27%, 31% and 41% of total revenue related to our cleaning services respectively, and all of our top five customers have more than 2 years of business relationships with us.

Growth strategies

Strengthening our market position

We intend to strengthen our market position in the Southeast Asian (“SEA”) region, venturing into nearby countries such as Indonesia and Thailand by implementing the following business strategies and plans.

Continuous Development of YY App

We plan to continuously improve the YY App by conducting research and development based on user feedback to enhance the user experience. Our goal is to become the top-rated application in the manpower sourcing industry in terms of daily user.

Expand business and operations through joint ventures and/or strategic alliances

We plan to concentrate on our core business of manpower sourcing and cleaning but will consider partnerships, joint ventures or investments with suitable partners such as suppliers of our cleaning consumables to enhance our cost competitiveness and expand our business opportunities.

Recent Developments

On April 24, 2024, YY Group Holding (the “Company”) closed the initial public offering (the “IPO”) of its 1,125,000 Class A ordinary shares, no par value (the “Shares”). The Company completed the IPO pursuant to its registration statement on Form F-1 (File No. 333-275486), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, 2023 (as amended, the “Registration Statement”). The Registration Statement was declared effective by the SEC on March 29, 2024. The Shares were priced at $4.00 per share, and the IPO was conducted on a firm commitment basis. The Shares were previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “YYGH” on April 19, 2024.

On February 6, 2024, YY Circle (VN) commenced business in Vietnam on February 6, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (VN) is a majority owned by our subsidiary YY Circle (SG), with a remaining 5% of the company owed by Tran Hai Lan, who is a director of YY Circle (VN).

YY Circle (AU) became a majority owned subsidiary of our Company on May 1, 2024, with a remaining 5% of the company owed by Andrew Dvash, who is a director of YY Circle (AU).

On May 29, 2024, the Company announced its entry into the United Arab Emirates (“UAE”) hotel and hospitality industry. This strategic expansion is expected to enhance the Company’s ability to serve multinational and regional hospitality brands by providing solutions to effectively manage their operations within the UAE. The Company intends to leverage the anticipated growth in the region by establishing a strong market presence and positioning the YY Circle Super App as a leading platform in the labor sourcing industry.

On July 8, 2024, the Company issued 205,250 total Class A Ordinary Shares to the employee of the Company as compensation for their continued service in the Company.

On September 13, 2024, as approved by the Audit Committee and Board of Directors of the Company, the Company entered into a share sale agreement with V Capital Consulting Limited, a company incorporated under the laws of the British Virgin Islands, to purchase 1,832,700 class A shares of V Capital Consulting Limited for a total purchase consideration of US$1,298,250, which consists of US$1,012,458 in cash plus a settlement of US$285,792 previously owed by the Vendor to the Company. The share purchase was completed on September 24, 2024.

On November 6, 2024, Hong Ye Group, the Company’s subsidiary, has secured contracts totaling SGD$4,696,049, awarded by esteemed clients across the hospitality, corporate, and healthcare sectors. Through these contracts, Hong Ye Group will oversee comprehensive facility management for Shangri-La Hotel, a prestigious luxury hotel in Singapore, to ensure the highest standards of maintenance and guest experience. The company will also be responsible for the upkeep of Ninja Van’s corporate office facilities, enhancing workplace efficiency for one of Singapore’s leading logistics providers.

On December 5, 2024 and December 31, 2024, the Company issued 3,300,000 Class A Ordinary Shares of the Company to certain employees, executive and individual consultants under the Company’s 2023 Share Incentive Plan for their continued service in the Company.

On January 2, 2025, YY Group Holding Limited acquired Mediaplus Venture Group Pte Ltd, a leading digital marketing and web development firm based in Singapore and Malaysia. The Company anticipates that this strategic acquisition will drive a revenue growth of US$20 million over the next three years. This growth will be further supported by YY Group’s concurrent expansion into new markets with its manpower outsourcing business, demonstrating the Group’s commitment to sustained development and diversification.

On February 3, 2025, YY Group Holding Limited acquired Property Facility Services Pte Ltd. This strategic acquisition strengthens YY Group’s position in the Integrated Facility Management (IFM) industry and lays the groundwork for a transformative approach to facility management services.

On February 3, 2025, YY Group Holding Limited issued a total of 2,150,000 Class A ordinary shares of the Company under the 2024 Share Incentive Plan to certain employees, members of management, consultants, and independent directors. Specifically, 250,000 shares were issued to employees, 600,000 shares to management, 1,270,000 shares to consultants, and 30,000 shares to independent directors.

On April 14, 2025, YY Group Holding Limited issued 1,900,000 Class A ordinary shares of the Company as consideration for the acquisition of 90% of the equity interests in YY Circle (HK) Pte. Limited. As a result of the transaction, YY Circle (HK) became a majority-owned subsidiary of the Company, with a remaining 10% of the company owned by Anthony Ip, who is a director of YY Circle (HK).

Our Corporate Information

We were incorporated in the British Virgin Islands on February 21, 2023. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Our principal executive office is at 60 Paya Lebar Road #09-13/14/15/16/17 Paya Lebar Square Singapore 409051. Our telephone number at this location is +65 6604 6896. Our principal website address is yygroupholding.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition, or operating results could be materially adversely affected by these risks. The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. The trading price of our securities could decline due to the materialization of any of these risks, and, as a result, you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including: (i) the following, (ii) the 2024 Annual Report filed on Form 20-F on April 8, 2025; and (iii) other documents we file from time to time with the SEC that are deemed incorporated by reference into this prospectus.

Risks Related to our Business and Industry

Our key customers for our manpower outsourcing and cleaning service businesses contribute to a significant portion of our revenues in each of these business segments. A non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations.

Our key customers for our manpower outsourcing and cleaning service businesses contribute to a significant portion of our revenues in each of these business segments. For the fiscal years ended December 31, 2024, 2023, and 2022, our top five customers accounted for 28%, 35% and 24% of total revenue related to our manpower outsourcing services respectively. For the fiscal years ended December 31, 2024, 2023, and 2022, our top five customers accounted for 27%, 31% and 41% of total revenue related to our cleaning services respectively. Additionally, our business relationships with these key customers may be influenced by various factors beyond our control, such as changes in their business strategies, financial health, or industry dynamics. In the event that one or more of these customers were to face challenges or undergo structural changes that lead them to reassess their outsourcing and cleaning service needs, our revenue streams could be significantly disrupted should there be a non-renewal of these contracts. This could have a material adverse effect on our business, financial condition and results of operations.

We depend on a small number of individuals who constitute our current management.

We highly depend on the services of our senior management team and other key employees such as (i) Mr. Fu Xiaowei, (ii) Ms. Zhang Fan, (iii) Mr. Jason Phua Zhi Yong, (iv) Ms. Rachel Xu Lin Pu and (v) Mr. Teng Sin Ken at our corporate headquarters and on our management’s ability to recruit, retain, and motivate key employees. Competition for such employees can be intense, and the inability to attract and retain the additional qualified employees required to expand our activities, or the loss of current key employees including, without limitation, as a result of the COVID-19 pandemic, could adversely affect our operating efficiency and financial condition. In addition, our growth strategy may place strains on our management who may become distracted from day-to-day duties.

Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings.

Our business is subject to extensive government regulation, particularly the cleaning segment of our business. We incur significant costs to comply with these regulations, and any changes to such regulations or the imposition of new regulations could affect our ability to be profitable. Additionally, if we fail to comply with government regulation, we could be subject to significant civil or criminal penalties which could jeopardize the continuance of our operations. Increases or changes in government regulation of the workplace, mandatory wage requirements, or of the employer-employee relationship, or judicial or administrative proceedings related to such regulation, could materially harm our business.

We may not be able to maintain and/or obtain approvals, licenses and registrations necessary to carry on or expand our business

We require certain approvals, licenses and registrations to conduct our business. Our applications for approvals, licenses and registrations are subject to review by the relevant government authorities. These approvals, licenses and registrations are also subject to periodic renewal by the relevant government authorities, and the standards of compliance may change. Accordingly, we are subject to the supervision of these authorities with the power to revoke, grant, to extend and amend our approvals, licenses and/or registrations.

While we have obtained all necessary approvals, licenses and registrations required for our business operations and have not encountered any instances of failure to obtain or renew any of our approvals, licenses and registrations, there is no guarantee that we will be able to do so in future or that we will be able to renew our existing approvals, licenses or registrations in a timely manner, or at all. Additionally, in the event we breach the conditions of our approvals, licenses, registrations or other government regulation or regulatory requirement, this will expose us to penalties or the risk that our approvals may be suspended, revoked or amended by the relevant government authority to our detriment. While there have not been any such incidents in the past, the occurrence of any of these events may be costly, require us to cease our business in whole or in part, cause us to default on our obligations to our customers and counterparties, harm our reputation or otherwise adversely affect our business, financial condition, and results of operations.

We may from time to time be subject to legal and regulatory proceedings and administrative investigations.

We may from time to time be subject to various legal and regulatory proceedings arising in the ordinary course of our business. Claims and complaints arising out of actual or alleged violations of laws and regulations could be asserted against us by contractors, customers, employees, ex-employees and other platforms, industry participants or governmental entities in administrative, civil or criminal investigations and proceedings or by other entities.

These investigations, claims and complaints could be initiated or asserted under or on the basis of a variety of laws in different jurisdictions, including intellectual property laws, unfair competition laws, anti-monopoly laws, data protection and privacy laws, labor and employment laws, securities laws, finance services laws, tort laws, contract laws and property laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. If we fail to defend ourselves in these actions, we may be subject to restrictions, fines or penalties that will materially and adversely affect our business, prospects, financial condition and results of operations. Even if we are successful in our defense, the process of communicating with relevant regulators, defending ourselves and enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions could expose us to negative publicity, substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. Under such circumstances, our business, prospects, financial condition and results of operations would be negatively and adversely impacted.

Misconduct and errors by our employees could harm our business and reputation.

We operate in an industry in which integrity and the confidence of our users and customers are of critical importance. During our daily operations, we are subject to the risk of errors, misconduct and illegal activities by our employees including:

●	engaging in misrepresentation or fraudulent activities when marketing or performing our services to users and customers;

●	improperly acquiring, using or disclosing confidential information of our users and customers or other parties;

●	concealing unauthorized or unsuccessful illegal activities; or

●	otherwise not complying with applicable laws and regulations or our internal policies or procedures.

Errors, misconduct and illegal activities by our employees, or even unsubstantiated allegations of them, could result in a material adverse effect on our reputation and our business. It is not always possible to identify and deter misconduct or errors by employees, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our employees engages in illegal or suspicious activities or other misconduct, we could suffer economic losses and may be subject to regulatory sanctions and significant legal liability, and our financial condition, customer relationships and our ability to attract new customers may be adversely affected as a result. If any sanction was imposed against an employee during his employment with us, even for matters unrelated to us, we may be subject to negative publicity which could adversely affect our brand, public image and reputation, as well as potential challenges, suspicions, investigations or alleged claims against us. We could also be perceived to have facilitated or participated in the illegal activities or misconduct, and therefore be subject to civil or criminal liability. In addition, if any third-party service providers become unable to continue to provide services to us or cooperate with us as a result of regulatory actions, our business, results of operations and financial condition may also be materially and adversely affected.

We may incur employment related claims or other types of claims and costs that could materially harm our business.

We are in the business of employing people and providing manpower in the workplaces of our customers. We incur a risk of liability for claims for personal injury, wage and hour violations, immigration, discrimination, harassment, and other liabilities arising from the actions of our customers and/or temporary workers. Some or all of these claims may give rise to negative publicity, litigation, settlements, or investigations. As a result, we may incur costs, charges or other material adverse impacts on our financial statements.

We maintain insurance with respect to some potential claims and costs with deductibles. We cannot be certain that our insurance will be available, or if available, will be of a sufficient amount or scope to cover claims that may be asserted against us. Should the ultimate judgments or settlements exceed our insurance coverage, they could have a material effect on our business. We cannot be certain we will be able to obtain appropriate types or levels of insurance in the future, that adequate replacement policies will be available on acceptable terms, or at all, or that our insurance providers will be able to pay claims we make under such policies.

We operate in a highly competitive industry and may be unable to retain customers or market share.

Our industry is highly competitive and rapidly innovating. We compete in national, regional and local markets with full-service and specialized temporary staffing companies. Our competitors offer a variety of flexible workforce solutions. Therefore, there is no assurance that we will be able to retain customers or market share in the future, nor can there be any assurance that we will, in light of competitive pressures, be able to remain profitable or maintain our current profit margins.

Our manpower outsourcing business model has a short cashflow conversion cycle.

Our manpower outsourcing business model relies on the efficient management of our working capital, including the collection of receivables from our customers. We have a short cashflow conversion cycle, where we typically collect payment from customers 1 to 2 months after we provided them with their temporary staffing needs, but we must pay the users of the YY App who have worked on these part time jobs within a week. Therefore, if we experience delays in collecting payment from our customers, our cashflow and liquidity could be adversely affected, which could harm our business, financial condition, and results of operations.

Our business model and growth strategy depend on our ability to attract users to our online platform in a cost-effective manner.

The success of our manpower outsourcing business segment depends, in part, on our ability to attract users to our online platform in a cost-effective manner. Our mobile application is our primary channel for meeting users. We also rely heavily on traffic generated from search engines and other sources to acquire customers and users. We use a variety of methods in our marketing efforts to drive traffic, including online marketing such as social media marketing, paid search advertising, and targeted email communications, and offline marketing through promotional events and out-of-home advertising. We intend to continue to invest resources in our marketing efforts.

These marketing efforts may not succeed for a variety of reasons, including changes to search engine algorithms, ineffective campaigns across marketing channels, and limited experience in certain marketing channels like television. External factors beyond our control may also affect the success of our marketing initiatives, such as filtering of our targeted communications by email servers, users and customers failing to respond to our marketing initiatives, and competition from third parties. Any of these factors could reduce the number of customers and users on our YY App. We also anticipate that our marketing efforts will become increasingly expensive as competition increases and we seek to expand our business in existing markets. Generating a meaningful return on our marketing initiatives may be difficult. If our strategies do not attract users and customers efficiently, our business, prospects, financial condition, and results of operations may be adversely affected.

We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively.

We rely heavily on Internet search engines, such as Google, Bing, and Yahoo!, to drive traffic to our website and on mobile application stores, such as the Apple iTunes Store and the Android Play Store, to promote downloads of our mobile application. The number of visitors to our YY App and downloads depends in large part on how and where our mobile application ranks in Internet search results and mobile application stores, respectively. While we use search engine optimization to help our web pages rank highly in search results, maintaining our search result rankings is not within our control. Internet search engines frequently update and change their ranking algorithms, referral methodologies, or design layouts, which determine the placement and display of a user’s search results. In some instances, Internet search engines may change these rankings to promote their own competing services or the services of one or more of our competitors. Similarly, mobile application stores can change how they display searches and how mobile applications are featured. For instance, editors at the Apple iTunes Store can feature prominently editor-curated mobile applications and cause the mobile application to appear larger than other applications or more visibly on a featured list. Listings on our website and mobile application have experienced fluctuations in search result and mobile application rankings in the past, and we anticipate fluctuations in the future. If our website or listings on our website fail to rank prominently in Internet search results, our website traffic could decline. Likewise, a decline in our website and mobile application traffic could reduce the number of customers for our services, which may in turn adversely affect our business, prospects, financial condition, and results of operations.

If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected.

We seek to continually enhance and improve the functionality, effectiveness and features of our online website and mobile application. However, our existing technologies and systems could be rendered obsolete at any time due to rapid technological evolution, changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and/or the emergence of new industry standards and practices. The success of our online platform will depend, in part, on our ability to identify, develop, acquire, or license technologies useful in our business, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely way. We must also continue to enhance and improve the ease of use, functionality, and features of our mobile application.

The development of our mobile application and other technologies entails significant technical and business risks. Furthermore, such new features, functions and services may not achieve market acceptance or serve to enhance our brand loyalty. We cannot assure you that we will be able to successfully develop or effectively use new technologies, recoup the costs of developing new technologies or adapt our website, mobile application, proprietary technologies, and systems to meet customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or user preferences, whether for technical, legal, financial, or other reasons, our business, prospects, financial condition, and results of operations may be materially and adversely affected.

Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal, and operational consequences.

We regularly collect, store, and use customer information and personal data during our business and marketing activities. The collection and use of personal data is governed by the various data privacy and protections laws and regulations in Singapore and Malaysia, and we are required to comply with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure, and security of personal data. We face risks inherent in handling and protecting a large amount of data that our business generates and processes from the significant number of job listings our platform facilitates, such as protecting the data hosted on our system against attacks on our system or fraudulent behavior or improper use by our employees. Although we employ comprehensive security measures to prevent, detect, address, and mitigate these risks (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems), these threats may still materialize. We also cannot guarantee the effectiveness of the policies and measures undertaken by the business partners on our platform. If any of our or our customer’s security measures are compromised, information of our customers or other data belonging to our users and customers may be misappropriated or publicly disseminated, which may result in enforcement action being taken against our Group by the relevant data protection regulatory bodies, such as fines, revocation of licenses, suspension of relevant operations or other legal or administrative penalties. Furthermore, any failure or perceived failure by us or our business partners to comply with all applicable data privacy and protection laws and regulations may result in negative publicity, which may, in turn, damage our reputation, cause customers to lose trust and confidence in us, and stop using our platform altogether. We may also incur significant costs to remedy such security breaches, such as repairing any system damage and compensation to customers and users. If any of these risks were to materialize, it could have a material adverse effect on our business and results of operations.

Additionally, privacy regulations continue to evolve and, occasionally, may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs. If we fail to comply with any of the applicable laws and regulations, depending on the type and severity of any such violation, we may be subject to, amongst others, warnings from relevant authorities, imposition of fines and/or criminal liability, being ordered to close down our business operations and/or suspension of relevant licenses and permits. As a result, our reputation may be harmed and our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We may be unable to adequately protect our intellectual property and proprietary rights or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our success and ability to compete depends in part on our intellectual property. As at the date of this prospectus, we have six (6) registered trademarks in Singapore of which one (1) is material to our business operations. Please refer to the section entitled “Business – Intellectual Property Rights” for more information on our intellectual property rights.

Any use of trademarks by third parties which are similar or identical to ours may also result in imitation of our platform, which may adversely affect our business, prospects, financial condition and results of operation.

We seek to protect our proprietary technology and intellectual property primarily through a combination of intellectual property laws as well as confidentiality procedures and contractual restrictions. Our employees are subject to confidentiality obligations under the terms of their respective employment contracts and we also require external consultants with access to our proprietary information to enter into non-disclosure agreements. However, there can be no assurance that these measures are effective, or that infringement of our intellectual property rights by other parties does not exist now or will not occur in the future. In addition, our intellectual property rights may not be adequately protected because:

(a)	other parties may still misappropriate, copy or reverse engineer our technology despite our internal governance processes or the existence of laws or contracts prohibiting it; and

(b)	policing unauthorized use of our intellectual property may be difficult, expensive and time consuming, and we may be unable to determine the extent of any unauthorized use.

To protect our intellectual property rights and maintain our competitiveness, we may file lawsuits against parties who we believe are infringing upon our intellectual property rights. Such proceedings may be costly and may divert management attention and other resources away from our business. In certain situations, we may have to bring lawsuits in foreign jurisdictions, in which case we are subject to additional risks as to the result of the proceedings and the amount of damages that we can recover. Any of our intellectual property rights may also be challenged by others or invalidated through administrative processes or litigations. We can provide no assurance that we will prevail in such litigations, and, even if we do prevail, we may not obtain a meaningful relief. Any inability to adequately protect our proprietary rights may have a material negative impact on our ability to compete, to generate revenue and to grow our business. Under such circumstances, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some services.

We rely on certain technology and software licensed from third parties.

As part of our business, we employ certain technology and software licensed from third parties, such as Amazon Web Services for our Smart iClean app and Tencent Cloud and Firebase for our manpower outsourcing application, the YY App. We typically do not enter into long-term agreements for the licensing of such software and tools, and the license agreements are typically on an annual subscription basis. Accordingly, there is no assurance that such third parties will continue to extend such licenses to us after the expiry of the current license period, and if such licenses are renewed, whether such renewals will be on terms favorable to us. Although we believe that there are commercially reasonable alternatives to the third-party software we currently license, this may not always be the case, or it may be difficult or costly to replace. Any failure to maintain the existing licenses or to obtain new licenses on favorable terms or at all may cause a disruption to our apps, platform and service offerings.

In addition, we may be susceptible to undetected errors or defects in the third-party software or technology, which would in turn impair the usage of our technology, disrupt our apps, platform operations, and delay or impede our service offerings to customers. This may cause customers to lose confidence in our apps, and platform and also cause damage to our reputation, which would in turn adversely affect our business, prospects, financial condition, and results of operations.

Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities.

Our platform is based on underlying technology, software, and systems, which are highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after their implementation. Despite our development and testing processes in place, we may still encounter technical issues with such software and technology from time to time. Any technical errors, inefficiencies or vulnerabilities discovered in our software and systems after release could delay or reduce the quality of our services and/or disrupt our customers’ access to and use of our platform. This could result in damage to our reputation, result in unexpected costs incurred and result in an adverse effect on our business, prospects, financial condition, and results of operations.

Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience.

We regularly rely on and analyze our business data and algorithms to predict and evaluate growth trends, measure our performance, and make strategic decisions. Much of this data is generated and calculated internally through our own processes, without independent verification by a third-party source. While we believe our processes in place ensure that the calculations used are reasonable, interpretation of such data is inherently subjective and subject to human error. We cannot guarantee that the data, or the calculations of such data, are accurate. Errors or inaccuracies in the data could result in incurring unnecessary costs, improper allocation of resources or misinformed strategic initiatives. For instance, if we overestimate the number of active users on our platform, we may not allocate sufficient resources in our marketing strategies to attract new customers. In such situations, our business, prospects, financial condition, and results of operations may be materially and adversely affected.

We also use our business data and algorithms to inform our matching technology for our full-time job matching feature. If there are any lapses in such business data or algorithms, such as failure of our matching technology to accurately match users with customers, we may be unable to successfully complete transactions or to attract users and customers to transact on our platform. As a result, there may be a loss in customer confidence and brand reputation, which could adversely impact our business, prospects, financial condition and results of operations.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 or other infectious diseases.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 or any other infectious disease. The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has already disrupted our operations, as well as the operations of our customers. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses.

If we or our customers are forced to close down our businesses due to prolonged disruptions, we may experience a shortage of available work or termination of contracts by our customers. Furthermore, if any of our employees are suspected of having contracted COVID-19 or any other infectious disease, there is a possibility that some or all of our employees or users may be quarantined. This could cause a shortage of labor, requiring disinfection of our workplace, production, and processing facilities. In such an event, our operations may be severely disrupted, which would have a material and adverse effect on our business, financial condition, and results of operations.

In addition to the COVID-19 pandemic, we also face the risk of outbreaks of other infectious diseases, such as severe acute respiratory syndrome and avian influenza, or the emergence of new forms of infectious diseases in the future. If any of our employees, customers, or suppliers are affected by these infectious diseases, we, or they, may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This would have an adverse impact on our revenue and financial performance.

It is important for us to monitor and assess the risks associated with infectious diseases, implement appropriate health and safety measures, and have contingency plans in place to mitigate the potential impact on our business and operations. However, there remains inherent uncertainty and unpredictability surrounding the occurrence and severity of infectious disease outbreaks, making it challenging to fully anticipate their exact impact on our business.

Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

Our business, prospects, financial condition, and results of operations are dependent on and may be adversely affected by political, economic, social and legal developments that are beyond our control in each of the jurisdictions that we operate in or in which we intend to expand our business and operations. Such political and economic uncertainties may include risks of war, terrorism, nationalism, expropriation or nullification of contracts, changes in interest rates, economic growth, national fiscal and monetary policies, inflation, deflation, methods of taxation and tax policy. Negative developments in the socio-political climate of these regions may also adversely affect our business, prospects, financial condition and results of operations. These developments may include, but are not limited to, changes in political leadership, nationalization, price and capital controls, sudden restrictive changes to government policies, introduction of new taxes on goods and services and introduction of new laws, as well as demonstrations, riots, coups and war. These may result in the nullification of contracts and/or prohibit us from continuing our business operations.

The jurisdictions that we operate in or in which we intend to expand our business and operations may be in a state of rapid political, economic and social changes, and may also be subject to unforeseeable circumstances such as natural disasters and other uncontrollable events, which will entail risks to our business and operations if we are to expand in the region in the future. There can also be no assurance that we will be able to adapt to the local conditions, regulations and business practices and customs of the regions in which we operate in the future. Any changes implemented by the government of these regions resulting in, amongst others, currency and interest rate fluctuations, capital restrictions and changes in duties and taxes detrimental to our business could materially and adversely affect our business, prospects, financial condition and results of operations.

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

Our reporting currency is United States dollars and fees generated from our manpower outsourcing and cleaning business is denominated in Singapore dollars, Malaysian Ringgit and other currency. Therefore, we may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.

We face the risk of loss or damage to our equipment due to fire, theft, or other natural disasters. Such events may also cause a disruption or cessation in our business operations, and thus may adversely affect our financial results. Our insurance coverage may not be sufficient to cover all of our potential losses. If there are losses which exceed the insurance coverage or are not covered by our insurance policies, we will remain liable for any liability, debt or other financial obligation related to such losses. We do not have any insurance coverage for business interruptions.

Due to the nature of our operations, there is also a risk of accidents occurring either to our employees or to third parties on our premises and/or on our customers’ jobsites during the course of operations. In the event that any claims arise in respect of such occurrences and liability for such claims are attributed to us or that our insurance coverage is insufficient, we may be exposed to losses which may adversely affect our profitability and financial position.

We are critically dependent on workers’ compensation insurance coverage at commercially reasonable terms, and unexpected changes in claim trends on our workers’ compensation may negatively impact our financial condition.

We employ workers for whom we provide workers’ compensation insurance. Our workers’ compensation insurance policies are renewed annually and may be revised upon renewal. The loss of our workers’ compensation insurance coverage would prevent us from operating as a staffing services business in the majority of our markets. Further, we cannot be certain that our current and former insurance carriers will be able to pay claims we make under such policies. If we have to pay out of our own resources for any uninsured claims, our business, financial condition and results of operations may be materially and adversely affected.

Unexpected changes in claim trends, including the severity and frequency of claims, changes in state laws regarding benefit levels and allowable claims, actuarial estimates, or medical cost inflation, could result in costs that are significantly higher. There can be no assurance that we will be able to increase the fees charged to our customers in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

Our efforts to actively manage the safety of our workers and actively control costs with internal staff and our network of workers’ compensation related service providers may not be sufficient to prevent material increases to our workers’ compensation costs.

We may not be able to successfully implement our business strategies and future plans.

As part of our business strategies and future plans, we intend to strengthen our market position in the Southeast Asian region, European region and continue development of our YY App as well as consider potential business opportunities through joint ventures. While we have planned such expansion based on our outlook regarding our business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to obtain the proper financing, favorable market conditions, hire and retain skilled employees to carry out our business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for our services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

Risks Related to our Securities

We may not maintain the listing of our Class A Shares on Nasdaq which could limit investors’ ability to make transactions in our Class A Shares and subject us to additional trading restrictions.

In order to continue listing our shares on Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Class A Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)	a limited availability of market quotations for our Class A Shares;

(b)	reduced liquidity for our Class A Shares;

(c)	a determination that our Class A Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Shares;

(d)	a limited amount of news and analyst coverage; and

(e)	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Shares are listed on Nasdaq, U.S. federal law prevents or pre-empts individual states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Class A Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of BVI and Singaporean law. Even if our board of Directors decides to declare and pay dividends (by way of a simple majority decision of our Directors), the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors as determined by our board of Directors. Accordingly, the return on your investment in our Class A Shares will likely depend entirely upon any future price appreciation of our Class A Shares. There is no guarantee that our Class A Shares will appreciate in value or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Short selling may drive down the market price of our Class A Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to the selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Shares, fluctuations in the market price of our Class A Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Mr. Fu Xiaowei indirectly controls approximately 36.14% % and 100% of our issued and outstanding Class A Shares and Class B Shares as of the date of this prospectus respectively.

Accordingly, our controlling shareholder has considerable influence or control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval, including (i) mergers, consolidations, (ii) the election or removal of Directors, (iii) the sale of all or substantially all of our assets, (iv) making amendments to our Amended and Restated Memorandum and Articles of Association, (v) whether to issue additional shares, including to him, (vi) employment, including compensation arrangements, and (vii) the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders”.

As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Class A Shares. Under the Rule 4350(c) of Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Shares to look less attractive to certain investors or otherwise harm our trading price.

As a company incorporated in the BVI, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a company incorporated in the BVI, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to Shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. We rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; and (c) a change of control.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are a BVI business company limited by shares incorporated under the laws of the BVI. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the BVI.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, BVI companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Our shareholders are entitled, by giving written notice to the Company, to inspect the Company’s Amended and Restated Memorandum and Articles of Association, register of members, register of directors and minutes of meetings and resolutions of shareholders. However, pursuant to the Companies Act, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect the register of members, register of directors, minutes of meetings, resolutions of members, or any part of such document refuse to permit the shareholder to inspect that document or limit the inspection of that document, including limiting the making of copies or the taking of extracts from the records. This may make is more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the British Virgin Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of Directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain British Virgin Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us or our auditor by our shareholders may not be enforceable

We are a British Virgin Islands company. Our operating subsidiaries were incorporated and are located in Singapore and Malaysia. Substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our Directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands, Singapore, Malaysia and any other relevant Countries may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the British Virgin Islands, Singapore, Malaysia and any other relevant Countries, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 6-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders are subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

Further issuances of Class B Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in the Company.

The Company may issue more Class B Shares. The issuance of additional Class B Shares may result in dilution to holders of our Class A Shares. Each Class A Share entitles its holder to one (1) vote per share, while each Class B Share carries five hundred (500) votes per share. The Class B shares carry no right to share in any distribution paid by the Company and no share in the distribution of surplus assets of the Company on its liquidation. As a result, holders of Class B Shares have significantly greater voting power than holders of Class A Shares. If we decide to issue more Class B Shares, it could have the effect of increasing the overall voting power of Class B Shareholders relative to Class A Shareholders, potentially diminishing the influence and control of Class A Shareholders over our company’s affairs.

This dilution in voting power could impact the ability of Class A Shareholders to influence important corporate decisions, including those related to corporate governance, mergers, acquisitions, and other significant transactions. It may also result in decisions that are not aligned with the interests of Class A Shareholders.

Further issuances of Class A Shares pursuant to the 2024 ESIP may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in the Company.

The Company may issue more Class A Shares pursuant to the 2024 Employee Share Incentive Plan (“ESIP”). The issuance of additional Class A Shares may result in dilution to existing holders of our Class A Shares. Each Class A Share entitles its holder to one (1) vote per share. If we decide to issue more Class A Shares, it could potentially diminishing the influence and control of the existing holders of our Class A Shares over our company’s affairs.

This dilution in voting power could impact the ability of Class A Shareholders to influence important corporate decisions, including those related to corporate governance, mergers, acquisitions, and other significant transactions. It may also result in decisions that are not aligned with the interests of Class A Shareholders.

As a company incorporated in the British Virgin Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq Capital Market listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market Listing standards.

As a British Virgin Islands company listed on the Nasdaq Capital Market, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Currently, we have elected to follow home country practice in the British Virgin Islands in lieu of Nasdaq Listing Rule 5600, including Rule 5605(b)(1), Rule 5605(b)(2), Rule 5605(e), Rule 5620(a), Rule 5620(b), Rule 5620(c), Rule 5630(a), Rule 5635(a), Rule 5635(b), Rule 5635(c), and Rule 5635(d), with the exception of those rules which are required to be followed pursuant to the provisions of Listing Rule 5615(a)(3). Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. See “Item 16G. Corporate Governance” for more information. As a foreign private issuer, we are permitted to, and did, follow certain home country corporate governance practices instead of otherwise applicable Nasdaq Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our stock option plan may adversely impact our financial results, and, in turn, could adversely impact the trading price of our shares.

Our 2023 and 2024 ESIP permits the grant of restricted shares. Under applicable accounting standards, we may be required to record a liability and a related expense in our financial statements for potential future cash settlements of equity compensation awards. The recording of this liability could have an adverse impact on and create volatility in our financial results and, in turn, could adversely impact the trading price of our shares.

We incur increased costs as a result of being a public company and will incur further costs after we cease to qualify as an “emerging growth company.”

We currently incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF ORDINARY SHARES

General

As of the date of this prospectus, under our amended and restated memorandum of association, the authorized shares of the Company consist of an unlimited number of shares, divided into Class A Shares of no-par value, and Class B Shares of no-par value (up to a maximum of 5,000,000 Class B Shares) and there are 52,480,250 Class A Shares and 5,000,000 Class B Shares issued and outstanding as of the date of the prospectus.

Description of Class A Shares

The following is a summary of material provisions of our currently effective amended and restated memorandum of association and articles of association (the “Amended and Restated Memorandum and Articles of Association”), as well as the BVI Business Companies Act (Revised Edition) 2020 of the British Virgin Islands (the “Companies Act”) insofar as they relate to the material terms of our Class A Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire Amended and Restated Memorandum and Articles of Association, which have been filed with the U.S. Securities and Exchange Commission as Exhibit 3.1 to our registration statement on Form F-1 (File No. 333-275486), as amended, initially filed with the SEC on November 13, 2023.

Distributions

The holders of our Class A Shares are entitled to such dividends or other distributions as may be authorized by our Directors by way of a simple majority decision, subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class A Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class B Share confers on the holder no equal share on the distribution of any surplus assets of the Company on its liquidation and no rights to share in any distribution paid by the Company in accordance with the Companies Act and the articles.

Voting rights

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class A Share confers on the holder the right to one (1) vote at a meeting of the shareholders or on any resolution of shareholders.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class B Share confers on the holder the right to five hundred (500) votes per share at a meeting of the shareholders or on any resolution of shareholders.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, a resolution put to a vote at a meeting of shareholders or an annual general meeting (“AGM”), will (in most cases) be passed and become a resolution of shareholders if it is passed by a simple majority of the votes cast in respect of the resolution, at a valid meeting of shareholders (or class of shareholders), by shareholders present (in person or by proxy) at the meeting who are entitled to vote on the resolution. Any action that may be taken by the shareholders at a meeting of shareholders (or class of shareholders) may also be taken by the shareholders (or class of shareholders) passing a written resolution of shareholders without the need for any prior notice to be given. A written resolution of shareholders is passed if signed or consented to (including by way of fax or email) by shareholders (or shareholders of the relevant class) who hold shares carrying a simple majority of the votes that may be cast in respect of the resolution who are entitled to vote on the resolution.

A fraction of a share confers on the holder the rights, obligations and liabilities of a whole share of the same class corresponding to the fraction other than the right to vote. If the holder of a fraction of a share acquires a further fraction of a share of the same class, the fractions will be treated as being consolidated.

Variation of rights

If the Company has different classes of shares in issue, unless the rights attaching to a class of shares state otherwise, the rights attached to that class may only be varied, whether the Company is a going concern or is being liquidated, (i) with the written consent of the holders of the majority of the issued Shares of that class, or (ii) by a resolution of shareholders of that class.

Meetings of shareholders

Any director of the Company or the Chairman may call a meeting of shareholders (or a class of shareholders) if they decide to, and must call a meeting of shareholders (or a class of shareholders) if they are requested to do so in writing by shareholders entitled to exercise at least 30% of voting rights in respect of the matter for which the meeting is requested.

The Company shall hold a meeting of the shareholders in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, the Companies Act and Nasdaq listing rules.

A quorum is present at a meeting of shareholders or an AGM if one or more shareholders, who hold shares that carry at least one-third of the voting rights of all shares then in issue, are present in person or by proxy meeting.

Where a quorum is not present within two hours of the time set for the start of the meeting of shareholders, it will be dissolved. In any other case, the meeting will be adjourned to the following day and be held at the same time and place or any other date, time and/or place the directors decide by a resolution of directors.

At any adjourned meeting where a quorum per the previous paragraph is not present, those shareholders who are present shall form a quorum (whatever the number of shares held by them).

A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 50 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the Shares which that shareholder holds.

Any corporation which is a shareholder may, by a resolution of its directors or other governing body, authorize any individual to act as its representative at a meeting of shareholders (or class of shareholders) or an AGM.

Protection of minority shareholders

We would normally expect BVI courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholders, (such as the right to vote), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Additionally, British Virgin Islands law provides certain shareholder remedies for a minority shareholder whose rights have been breached or who disagrees with the way the Company is being managed. These remedies include an action for unfair prejudice and a derivative action.

No pre-emptive rights

There are no pre-emptive rights applicable to the issue of the Company’s Class A Shares or Class B Shares under either British Virgin Islands law or our Amended and Restated Memorandum and Articles of Association.

Transfer of shares

The Class A shares listed on Nasdaq may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on Nasdaq (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a Class A share is only effective once the name of the transferee is entered in the register of shareholders.

The Class B shares are not transferrable, and no Class B share may be transferred by a shareholder to any person at any time, save where such transfer is made (i) pursuant to any share surrender, repurchase or redemption or (ii) by the personal representative of a deceased shareholder, in each case in accordance with the Amended and Restated Memorandum of Association.

Calls of shares

Subject to the Amended and Restated Memorandum and Articles of Association and the rights attaching to any class of shares, our directors may make calls on a shareholder for any amount of the issue price of the shareholder’s shares that has not been paid to the Company. A call must be made by giving at least 14 days’ written notice of call to the shareholder. A call may be made payable in instalments. The directors may postpone a call or revoke it (in whole or part). A call is taken to have been made at the time the resolution of directors to make the call is passed.

Inspection of books and records

Under the Companies Act, holders of our shares are entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our ordinary shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of YY Group Holding Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However,	senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of YY Group Holding Limited, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization YY Group Holding Limited; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable BVI law and our amended and restated memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We	may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 8, 2025, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

We are being represented by Chen Chen & Associates, PLLC with respect to certain legal matters as to United States federal securities laws. The validity of the Class A Shares offered hereby will be opined upon for us by Mourant Ozannes (British Virgin Islands). Certain legal matters as to Singapore law will be passed upon for us by [Shook Lin & Bok LLP]. Certain legal matters as to Malaysian law will be passed upon for us by [Terry Lim Law Chambers]. We may rely upon Mourant Ozannes (British Virgin Islands) with respect to matters governed by the law of the British Virgin Islands. We may rely on [Rajah & Tann Singapore LLP] with respect to matters governed by Singapore law.

EXPERTS

The consolidated financial statements of YY Group Holding Limited appearing in our annual report on Form 20-F for the year ended December 31, 2024 have been audited by Marcum Asia CPAs LLP (“Marcum Asia”), independent registered public accounting firm, as set forth in their report, thereon, and incorporated herein by reference. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001, United States.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a company incorporated with limited liability under the laws of the British Virgin Islands. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, British Virgin Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; and

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

British Virgin Islands

Mourant Ozannes (British Virgin Islands), our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the British Virgin Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by our BVI legal counsel, Mourant Ozannes (British Virgin Islands), that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy). A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment does not qualify as a judgement to which the Reciprocal Enforcement of Foreign Judgment Acts 1959 of Singapore applies or was not registered in accordance with the provisions of the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore; (b) the courts of the country of the original court of the foreign judgment had no jurisdiction in the circumstances of the case, (c) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (d) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (e) the foreign judgment was obtained by fraud; (f) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law; (g) the rights under the judgment are not vested in the person by whom the application for registration of the foreign judgment was made; (h) a foreign judgment that has been wholly satisfied, discharged or a judgment which cannot be enforced by execution in the country of the original court, (i) if the matter in dispute in the proceedings in the original court had before the date of the foreign judgment in the original court been the subject of a final and conclusive judgment by a court having jurisdiction in the matter; or (j) if the notice of registration of the foreign judgment was defective or has not been served on the judgment debtor.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, the Singapore courts generally do not recognize or enforce such judgments to the extent that they are punitive or penal. As at the date of this prospectus, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to automatically enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

Malaysia

There is an element of uncertainty regarding the recognition or enforcement of judgments obtained against us, our directors, or officers by United States courts, based on the civil liability provisions of US securities laws or state laws. It is also unclear whether the courts in Malaysia would entertain original actions brought against us, our directors, or officers, based on the securities laws of the United States.

Be it as it may, the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA must be enforced according to the common law rule in Malaysia. Even though the United States is not listed as a reciprocating country in the First Schedule to REJA, a judgment issued in the United States can still be enforced in Malaysia under Malaysian common law principles. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:

(a)	The judgment is for a definite sum, and which is final and conclusive;

(b)	The original court granting the judgment had jurisdiction in the action;

(c)	The judgment was not obtained by fraud;

(d)	The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	The enforcement of the judgment would not be contrary to public policy in Malaysia.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Exchange Act, which is considered to be a part of this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 8, 2025;

●	our Reports on Form 6-K filed on January 3, 2025; January 17, 2025; February 3, 2025; February 4, 2025; February 18, 2025; March 11, 2025; April 1, 2025; April 8, 2025; and April 15, 2025.

●	the description of the Class A Ordinary Shares contained in our registration statement on Form F-1 filed with the SEC on November 13, 2023, as amended (File No. 333-275486) and declared effective by the SEC on April 19, 2024, and any amendment or report filed with the SEC for purposes of updating such description.

All subsequent annual reports filed on Form 20-F after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) shall be deemed to be incorporated by reference into the prospectus. In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (i) after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement or (ii) after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You can obtain any of the filings, documents or information incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website (https://www.yygroupholding.com/) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in that information) at no cost, upon written or oral request to:

YY Group Holding Limited

1 Pemimpin Drive #12-06

One Pemimpin Singapore 576151

Attention: Kelvin Chen

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a company incorporated with limited liability under the laws of the British Virgin Islands. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, British Virgin Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; and

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

British Virgin Islands

Mourant Ozannes (British Virgin Islands), our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the British Virgin Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by our BVI legal counsel, Mourant Ozannes (British Virgin Islands), that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy). A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment does not qualify as a judgement to which the Reciprocal Enforcement of Foreign Judgment Acts 1959 of Singapore applies or was not registered in accordance with the provisions of the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore; (b) the courts of the country of the original court of the foreign judgment had no jurisdiction in the circumstances of the case, (c) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (d) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (e) the foreign judgment was obtained by fraud; (f) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law; (g) the rights under the judgment are not vested in the person by whom the application for registration of the foreign judgment was made; (h) a foreign judgment that has been wholly satisfied, discharged or a judgment which cannot be enforced by execution in the country of the original court, (i) if the matter in dispute in the proceedings in the original court had before the date of the foreign judgment in the original court been the subject of a final and conclusive judgment by a court having jurisdiction in the matter; or (j) if the notice of registration of the foreign judgment was defective or has not been served on the judgment debtor.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, the Singapore courts generally do not recognize or enforce such judgments to the extent that they are punitive or penal. As at the date of this prospectus, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to automatically enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

Malaysia

There is an element of uncertainty regarding the recognition or enforcement of judgments obtained against us, our directors, or officers by United States courts, based on the civil liability provisions of US securities laws or state laws. It is also unclear whether the courts in Malaysia would entertain original actions brought against us, our directors, or officers, based on the securities laws of the United States.

Be it as it may, the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA must be enforced according to the common law rule in Malaysia. Even though the United States is not listed as a reciprocating country in the First Schedule to REJA, a judgment issued in the United States can still be enforced in Malaysia under Malaysian common law principles. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:

(a)	The judgment is for a definite sum, and which is final and conclusive;

(b)	The original court granting the judgment had jurisdiction in the action;

(c)	The judgment was not obtained by fraud;

(d)	The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	The enforcement of the judgment would not be contrary to public policy in Malaysia.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Up to $11,880,000 Principal Amount of Convertible Promissory Notes

Warrants to purchase up to 161,500,814 Class A Ordinary Shares

129,200,652 Class A Ordinary Shares Underlying Convertible Promissory Notes

161,500,814 Class A Ordinary Shares Underlying Warrants

YY Group Holding Limited

PROSPECTUS SUPPLEMENT

Placement Agent

Spartan Capital Securities, LLC

The date of this Prospectus Supplement is February 27, 2026